Exhibit 10.12

ACCOUNTS AGREEMENT

dated as of July 12, 2023

among

RIO GRANDE LNG, LLC,
as Borrower,

MIZUHO BANK (USA),
as P1 Collateral Agent,

and

JPMORGAN CHASE BANK, N.A.,
as P1 Accounts Bank

TABLE OF CONTENTS

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EXHIBITS

Exhibit A         Form of Pre-Completion Distribution Certificate

Exhibit B         Form of Distribution Certificate

Exhibit C         Form of Notice of Project Costs

Exhibit D         Form of Proceeds Certificate

Exhibit E         Form of Insurance Proceeds Certificate

Exhibit F         Form of Withdrawal Certificate

Exhibit G         Wire Information

Exhibit H         Form of DSR Guaranty

SCHEDULES

Schedule 1         Addresses for Notices

Schedule 2         Account Bank Security Procedure

Schedule 3         Account Bank Disclosures

Schedule 4         Standing Instructions

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This ACCOUNTS AGREEMENT (this “Agreement”) is entered into as of July 12, 2023 by and among RIO GRANDE LNG, LLC, a Texas limited liability company (the “Borrower”), MIZUHO BANK (USA), in its capacity as collateral agent for the Senior Secured Parties (the “P1 Collateral Agent”), and JPMORGAN CHASE BANK, N.A., as account bank and depositary agent (the “P1 Accounts Bank”).

RECITALS

WHEREAS, the Borrower has entered into a Collateral and Intercreditor Agreement, dated as of the date hereof (the “Collateral and Intercreditor Agreement”), among the Borrower, the P1 Collateral Agent, the P1 Intercreditor Agent, and each of the Senior Secured Creditor Representatives party thereto from time to time pursuant to which, among other things, the P1 Collateral Agent will hold (for and on behalf of the Senior Secured Parties) the Liens on, and apply the proceeds of, the Collateral, including the P1 Accounts established pursuant to this Agreement; and

WHEREAS, it is a requirement of the Collateral and Intercreditor Agreement that the Borrower enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS; RULES OF INTERPRETATION

Section 1.1    Common Defined Terms.

Except as otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in the Collateral and Intercreditor Agreement; provided, that no amendment or other modification of any definition in the Collateral and Intercreditor Agreement that would have the effect of increasing or otherwise altering the duties or liabilities of the P1 Accounts Bank, or of decreasing or otherwise altering the rights or protections of the P1 Accounts Bank, shall be binding on the P1 Accounts Bank unless expressly agreed to in writing by the P1 Accounts Bank.

Section 1.2    Certain Additional Defined Terms.

As used in this Agreement, the terms set forth below in this Section 1.2 shall have the respective meanings given to them below:

“Acceptable DSR Guarantor” means a Person that is rated by at least one of S&P, Fitch or Moody’s and at least one such rating is equal to or better than “A-” by S&P or Fitch or “A3” by Moody’s.

“Account Deficiency” means, as of any Quarterly Transfer Date, with respect to each Debt Service Reserve Account, the positive difference (if any) between (x) the DSRA Reserve Amount of such Debt Service Reserve Account on such Quarterly Transfer Date minus (y) the aggregate amount on deposit in such Debt Service Reserve Account on such Quarterly Transfer Date (giving effect to any DSR Credit Support credited to such Debt Service Reserve Account in accordance with Section 3.6(b)).

“Account Surplus” means, as of any Monthly Transfer Date, with respect to each Debt Service Reserve Account, the positive difference (if any) between (x) the aggregate amount on deposit in the Debt Service Reserve Account on such Monthly Transfer Date (giving effect to (i) any DSR Credit Support credited to such Debt Service Reserve Account in accordance with Section 3.6(b) and (ii) any withdrawals and transfers requested pursuant to Section 3.6(c) on such Monthly Transfer Date) minus (y) the DSRA Reserve Amount of such Debt Service Reserve Account as of such Monthly Transfer Date.

“Additional Debt Service Reserve Account” means each P1 Account established pursuant to Section 2.3(b).

“Additional Operating Costs” means, for any period, the sum, computed, without duplication, of all costs and expenses incurred in connection with the operation and maintenance of the Project (other than Net Operating Costs), including costs of gas purchase, gas transportation, and power procurement.

“Administrative Expenses” means any expenses paid or payable by the Borrower in connection with the Project and its operation (other than Net Operating Costs, Additional Operating Costs, EPC CAPEX, and Owners’ Costs payable under the CFAA) including: (a) the fees (other than fees constituting commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and participation fees), costs and expenses of the Senior Secured Parties, (b) Taxes (excluding income Taxes), (c) fees, costs and expenses of any Recognized Credit Rating Agency rating any Senior Secured Debt, and (d) insurance premiums, arm’s‑length management fees in respect of services provided on commercially reasonable terms and that are reasonably advisable in connection with the Project or the optimization of operations thereunder, legal fees, police services and payments under Project Documents, but excluding payments of Indebtedness and non‑cash charges (such as depreciation, amortization or other bookkeeping entries of a similar nature).

“Agreement” has the meaning given to such term in the preamble.

“Authorized Officer” means: (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary, or authorized signatory of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary, authorized signatory, the manager, the managing member or a duly appointed officer of such Person; provided, in each case, that a duly executed certificate in the form of Annex I to Schedule 2 or other written instruction reasonably acceptable to the P1 Accounts Bank has been delivered to the P1 Accounts Bank setting out the name, title, telephone number, email address, and specimen signature of such Authorized Officer.

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.

“Capital Improvement” has the meaning given to such term in the Definitions Agreement.

“Cash Flow” means, for any period, the sum (without duplication) of the following:

(a)    all cash paid (or, as applicable, solely for purposes of determining Contracted Projected CFADS, projected to be paid) to the Borrower during such period in connection with the ownership or operation of the Project;

(b)    all interest and investment earnings paid to the Borrower or accrued to the P1 Accounts during such period on amounts on deposit in the P1 Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in any Debt Service Reserve Account which are not transferred to the P1 Revenue Account pursuant to Section 3.14(a)); and

(c)    all cash paid (or, as applicable, solely for purposes of determining Contracted Projected CFADS, projected to be paid) to the Borrower during such period as BI Proceeds or DSU Proceeds;

provided, that Cash Flow shall not include (i) any proceeds of any Senior Secured Debt or any other Indebtedness incurred by the Borrower, (ii) Loss Proceeds, (iii) the proceeds of any Asset Sale that is not permitted by the P1 Financing Documents, (iv) amounts received, whether by way of a capital contribution, from any direct or indirect holders of Equity Interests of the Borrower (except to the extent specifically provided in a Senior Secured Debt Instrument and then solely for the purposes specified therein), or (v) any other extraordinary or non-cash income received by the Borrower under GAAP.

“CD Senior Loan DSRA” has the meaning set forth in Section 2.2(a)(v).

“CD Senior Notes DSRA” has the meaning set forth in Section 2.2(a)(vii).

“CDSL Interest and Fees Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(i).

“CDSL Prepayment Sub-Account” means the sub-account of the P1 Debt Prepayment Account created pursuant to Section 3.11(b)(i).

“CDSL Principal Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(v).

“CDSN Interest and Fees Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(iii).

“CDSN Prepayment Sub-Account” means the sub-account of the P1 Debt Prepayment Account created pursuant to Section 3.11(b)(iii).

“CDSN Principal Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(vii).

“Claims” has the meaning given to such term in the Definitions Agreement.

“Collateral and Intercreditor Agreement” has the meaning given to such term in the recitals to this Agreement.

“Common Account” has the meaning given to such term in the Common Terms Agreement.

“Control Notice” means a written notice from the P1 Collateral Agent to the P1 Accounts Bank that the P1 Collateral Agent is exercising its control rights in respect of the P1 Accounts and the P1 Account Collateral following the occurrence of an Event of Default.

“Control Notice Withdrawal” means, with respect to any Control Notice, a written notice from the P1 Collateral Agent to the P1 Accounts Bank that such Control Notice has been withdrawn.

“Control Period” means the period commencing on the date of delivery of a Control Notice to the P1 Accounts Bank and expiring on the date of delivery to the P1 Accounts Bank of a Control Notice Withdrawal with respect to such Control Notice.

“Debt Service Reserve Accounts” means the CD Senior Loan DSRA, the TCF Senior Loan DSRA, the CD Senior Notes DSRA, and each Additional Debt Service Reserve Account.

“Delay Liquidated Damages” means any liquidated damages resulting from a delay with respect to the Project which are required to be paid by the P1 EPC Contractor for or on account of any such delay.

“Distribution Account” means the account designated by the Borrower from time to time, in writing to the P1 Collateral Agent and the P1 Accounts Bank, as the “Distribution Account” for purposes of this Agreement as described in Section 3.8.

“Distribution Certificate” means a Distribution Certificate substantially in the form of Exhibit B, duly completed and executed by the Borrower.

“Distribution Date” means any Business Day on which the Borrower has requested a transfer to be made in accordance with Section 3.7(c) from the P1 Distribution Reserve Account to the Distribution Account.

“Distribution Release Conditions” means the satisfaction or waiver of conditions to Distributions in the Common Terms Agreement and in each applicable Senior Secured Debt Instrument.

“Drawstop Equity Contributions” means contributions of cash equity made to the Borrower either (a) during any period in which the Borrower is unable to satisfy any of the conditions precedent to any advance, loan, or other extension of credit under any Senior Secured Debt Instrument or (b) on any date, to pay any P1 Project Costs that are reasonably anticipated by the Borrower to become due and payable by any Loan Party prior to the date on which the next succeeding advance, loan, or other extension of credit is permitted under any Senior Secured Debt Documents as specified in a notice by the Borrower to the P1 Collateral Agent.

“DSR Credit Support” means a DSR LC or a DSR Guaranty, as the context may require.

“DSR Guaranty” means an unconditional guarantee, substantially in the form of Exhibit H provided by an Acceptable DSR Guarantor without recourse to any Loan Party.

“DSR LC” an irrevocable, standby letter of credit issued by a Qualifying LC Issuer that (a) includes an expiration date no earlier than 364 days following its issuance date and (b) allows the P1 Collateral Agent to make a drawdown of up to the full stated amount in each of the circumstances permitted under this Agreement.

“DSR Third Party LC” a DSR LC in respect of which none of the Borrower, the Pledgor, nor any RG Facility Entity is an account party and the reimbursement obligations with respect to which are non-recourse to the Borrower, the Pledgor, and the RG Facility Entities.

“DSRA Reserve Amount” means, as of any date, in respect of each Debt Service Reserve Account, an amount equal to the required funding of such Debt Service Reserve Account pursuant to the Senior Secured Debt Instrument governing the Senior Secured Debt for which such Debt Service Reserve Account was established.

“EPC CAPEX” has the meaning given to such term in the Definitions Agreement.

“Financial Asset” has the meaning set forth in Section 2.6(a).

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006), which became effective in the United States on April 1, 2017.

“Indemnitee” has the meaning set forth in Section 4.8(a).

“Insurance Proceeds Certificate” means an Insurance Proceeds Certificate substantially in the form of Exhibit E, duly completed and executed by the Borrower.

“IRH Settlement Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(iv).

“IRH Termination Prepayment Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.11(b)(iv).

“IRH Termination Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(viii).

“LC Disbursements” means a payment under any letter of credit issued under any Senior Secured Debt Instrument.

“LNG Sales Mandatory Prepayment Event” means any event triggering a mandatory prepayment of Senior Secured Debt in connection with the termination of an Offtake Agreement or any Impairment of any related Governmental Approval.

“Lock-Up Period” means any Control Period or Noncompliance Period.

“Monthly Amount Fraction” means, as of any Monthly Transfer Date, a fraction, (a) the numerator of which is the number of Monthly Transfer Dates that have elapsed since (but excluding) the immediately preceding date on which principal was scheduled to be paid on such Indebtedness to (and including) the Monthly Transfer Date as of which such calculation is being made and (b) the denominator of which is the number of Monthly Transfer Dates in the period from (but excluding) such preceding date on which principal was scheduled to be paid on such Indebtedness and ending on (and including) the next succeeding date on which such principal is scheduled to be due and payable.

“Monthly Transfer Date” means the 28th day of each calendar month; provided, that if such day is not a Business Day (as defined in the Definitions Agreement), then the withdrawals and transfers to be made on such Monthly Transfer Date pursuant to this Agreement shall be made on the first Business Day (as defined in the Definitions Agreement) immediately following such day.

“Net Operating Costs” has the meaning given to such term in the Definitions Agreement.

“Noncompliance Notice” means a written notice from the P1 Collateral Agent to the P1 Accounts Bank that any Withdrawal Certificate issued by the Borrower pursuant hereto was not issued in accordance herewith and with each other Senior Secured Credit Document.

“Noncompliance Notice Withdrawal” means, with respect to any Noncompliance Notice, a written notice from the P1 Collateral Agent to the P1 Accounts Bank that such Noncompliance Notice has been withdrawn, including as a result of the delivery or redelivery by the Borrower of a compliant Withdrawal Certificate or resolution that the original Withdrawal Certificate was issued in accordance herewith and with each other Senior Secured Credit Document.

“Noncompliance Period” means the period commencing on the date of delivery of a Noncompliance Notice to the P1 Accounts Bank and expiring on the date of delivery to the P1 Accounts Bank of a Noncompliance Notice Withdrawal with respect to such Noncompliance Notice.

“Notice of Project Costs” means a Notice of Project Costs substantially in the form of Exhibit C, duly completed and executed by the Borrower, and, if applicable, certified by the Independent Engineer.

“Operating Costs” has the meaning given to such term in the Definitions Agreement.

“Ordinary Course Settlement Payments” means all regularly scheduled payments under any Senior Secured Hedge Agreement with a Senior Secured Hedge Counterparty from time to time, calculated in accordance with the terms of such Senior Secured Hedge Agreement, but excluding, for the avoidance of doubt, any P1 Hedge Termination Amounts.

“Owners’ Costs” has the meaning given to such term in the Definitions Agreement.

“P1 Account Collateral” has the meaning set forth in Section 2.5(a).

“P1 Accounts” means each of the interest bearing demand deposit accounts of the Borrower established and maintained by the P1 Accounts Bank pursuant to Sections 2.2 and 2.3.

“P1 Accounts Bank” has the meaning given to such term in the preamble to this Agreement.

“P1 Accounts Bank Fee Letter” means the Fee Letter, dated as of June 30, 2023 as separately agreed between the Borrower and the P1 Accounts Bank.

“P1 Administrative Expense Account” has the meaning set forth in Section 2.2(a)(viii).

“P1 Capital Improvement Account” has the meaning set forth in Section 2.2(a)(xiii).

“P1 Collateral Agent” has the meaning given to such term in the preamble to this Agreement.

“P1 Construction Account” has the meaning set forth in Section 2.2(a)(i).

“P1 Construction Equity Collateral Account” has the meaning set forth in Section 3.13(a).

“P1 Debt Payment Account” has the meaning set forth in Section 2.2(a)(iv).

“P1 Debt Prepayment Account” has the meaning set forth in Section 2.2(a)(xii).

“P1 Distribution Reserve Account” has the meaning set forth in Section 2.2(a)(ix).

“P1 Insurance Proceeds Account” has the meaning set forth in Section 2.2(a)(xi).

“P1 Permitted Completion Amount” means a sum equal to an amount certified by the Borrower and the Independent Engineer on the Project Completion Date as necessary to pay 125% of P1 Permitted Completion Costs.

“P1 Permitted Completion Costs” means unpaid P1 Project Costs reasonably anticipated to be required for the Project to pay all remaining costs associated with outstanding Punchlist (as defined in the P1 EPC Contracts) work, retainage, fuel incentive payments, disputed amounts, and other costs required under the P1 EPC Contracts.

“P1 Pre-Completion Revenue Account” has the meaning set forth in Section 2.2(a)(ii).

“P1 Proceeds Account” has the meaning set forth in Section 2.2(a)(x).

“P1 Project Costs” means:

(a)    all costs paid or payable in respect of the acquisition, lease, design, development, engineering, permitting, insuring, construction, procurement, installation, drilling, testing, start-up (including costs relating to all equipment materials, spare parts and labor for), and commissioning of the P1 Train Facilities including, for the avoidance of doubt, (i) the cost of feed gas for testing and commissioning, (ii) the costs of purchasing LNG for cool down, and (iii) any Owners Costs’ and EPC Capex in respect of the P1 Train Facilities or the P1 Common Facilities prior to the Start Date thereof;

(b)    to the extent incurred prior to the Project Completion Date, (i) the Borrower’s share of Operating Costs and (ii) any RCI Owners’ Costs and RCI EPC Capex in respect of the P1 Train Facilities or the P1 Common Facilities, in each case, prior to the Start Date thereof;

(c)    all interest and other fees, costs, charges and expenses associated with the financing of the P1 Train Facilities and the P1 Common Facilities (as defined in the Definitions Agreement) accruing prior to the Project Completion Date (including closing costs, interest, and interest rate hedge expenses);

(d)    funds used to satisfy the DSRA Reserve Amount in respect of each Debt Service Reserve Account (calculated for the purposes of meeting such balance as at the Project Completion Date);

(e)    reimbursement of any Drawstop Equity Contributions by transfer to the Distribution Account so long as such Drawstop Equity Contributions either (i) have been used to pay P1 Project Costs or (ii) are on deposit in the P1 Construction Account and available to be used to pay P1 Project Costs;

(f)    reimbursements of Voluntary Equity Contributions using the proceeds of Relevering Debt to the extent such Voluntary Equity Contributions were used to make a mandatory prepayment required pursuant to the terms of any Senior Secured Debt Instrument in connection with a LNG Sales Mandatory Prepayment Event;

(g)    reimbursements of Voluntary Equity Contributions using the proceeds of Supplemental Debt to the extent such Voluntary Equity Contributions were used to finance a Capital Improvement, so long as, as of the date of the applicable reimbursement either such Capital Improvement has been completed or the Borrower has certified (and the Independent Engineer has confirmed its concurrence with such certification (such confirmation not to be unreasonably withheld or delayed)) that, immediately after making such payment, the Borrower will have sufficient funds to complete such Capital Improvement;

(h)    reimbursements of Voluntary Equity Contributions using the proceeds of Replacement Debt to the extent such Voluntary Equity Contributions were used to prepay or replace any Senior Secured Debt;

(i)    reimbursements of Voluntary Equity Contributions using the proceeds of Supplemental Debt to the extent that (i) such Voluntary Equity Contributions were used to fund other P1 Project Costs, and (ii) after giving effect to the applicable payment pursuant to this clause (i) of the definition of P1 Project Costs, the Aggregate Funded Equity (as defined in the P1 Equity Contribution Agreement) in respect of the Project shall be equal to or greater than 25% of the aggregate costs required to fund the Project; and

(j)    without duplication all other costs incurred by the Borrower under the Project Documents and the P1 Financing Documents prior to the Project Completion Date.

“P1 Revenue Account” has the meaning set forth in Section 2.2(a)(iii).

“P1 Train Facilities” has the meaning given to such term in the Definitions Agreement.

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“Permitted Finance Costs” means, for the applicable period, the sum of (a) all amounts of principal, interest, fees and other amounts payable during such period in relation to Indebtedness permitted under the Common Terms Agreement (other than Senior Secured Debt and other than letter of credit costs and other amounts payable in relation to such Indebtedness that constitute Administrative Expenses), (b) all amounts payable during such period pursuant to Other Permitted Hedges and (c) any amounts required to be deposited in any margin accounts pursuant to the terms of any Other Permitted Hedge.

“Permitted Investments” means (a) time deposits of the P1 Accounts Bank (so long as the P1 Accounts Bank is rated “A” or better by S&P and “A-2” or better by Moody’s and has a combined capital and surplus of at least $500,000,000), (b) interest bearing demand deposit accounts of the P1 Accounts Bank, or (c) to the extent either (x) offered by the P1 Accounts Bank to other customers or (y) that the P1 Accounts Bank is not rated “A” or better by S&P and “A-2” or better by Moody’s or does not have a combined capital and surplus of at least $500,000,000, any Dollar-denominated Investments that are (i) marketable direct obligations of the United States of America, (ii) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America, (iii) time deposits, certificates of deposit and banker’s acceptances issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured debt securities rated “A” or better by S&P and “A-2” or better by Moody’s, (iv) obligations of the P1 Accounts Bank meeting the requirements of the preceding subclause (c)(iii) or any other bank meeting the requirements of the preceding subclause (c)(iii), in respect of the repurchase of obligations of the type as described in the preceding subclause (c)(i) and subclause (c)(ii) (provided, that such repurchase obligations shall be fully secured by obligations of the type described in the preceding subclause (c)(i) and subclause (c)(ii) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the P1 Accounts Bank or such other bank), (v) commercial paper or tax-exempt obligations given the highest rating by S&P and Moody’s, or (vi) a money market fund or a qualified investment fund (including any such fund for which the P1 Accounts Bank or any Affiliate thereof acts as an advisor or a manager) that (A) complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and (B) has one of the two highest long-term ratings available from S&P and Moody’s. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than ninety days after the date of Investment, unless the P1 Accounts Bank or a bank meeting the requirements of the preceding subclause (c)(iii) shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than ninety days after its purchase hereunder. With respect to any rating requirement set forth above, if the issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

“Pre-Completion Distribution Certificate” means a Pre-Completion Distribution Certificate substantially in the form of Exhibit A, duly completed and executed by the Borrower.

“Pre-Completion Distribution Date” means any Business Day on which the Borrower has requested a transfer to be made in accordance with Section 3.2(e) from the P1 Pre-Completion Revenue Account to the Distribution Account.

“Pre-Completion Distribution Release Conditions” means the satisfaction or waiver of each of the following conditions:

(a)    no Default or Event of Default has occurred and is continuing as of the Pre-Completion Distribution Date or would occur as a result of the Distribution;

(b)    Substantial Completion with respect to each of the Train 1 Facility and the Train 2 Facility has occurred (in each case, as confirmed by the Independent Engineer);

(c)    no LC Loan is outstanding as of the Pre-Completion Distribution Date;

(d)    the satisfaction or waiver of any applicable conditions to such Distribution from the P1 Pre-Completion Revenue Account pursuant to any applicable Senior Secured Debt Instrument; and

(e)    the Borrower shall have delivered to the P1 Intercreditor Agent a certificate of an Authorized Officer of the Borrower (i) certifying to the effect that all of the foregoing conditions for a Distribution on the Pre-Completion Distribution Date have been satisfied or waived, (ii) setting forth in reasonable detail any calculations required by any applicable Senior Secured Debt Instruments, and (iii) certifying as to the sufficiency of funds available for the completion of the Train 3 Facility (as confirmed by the Independent Engineer).

“Pre-Completion Revenues” means all Cash Flows, revenues and other amounts received by the Borrower prior to the Project Completion Date pursuant to any Offtake Agreement.

“Proceeds Certificate” means a Proceeds Certificate substantially in the form of Exhibit D, duly completed and executed by the Borrower.

“Project Completion Date” means the date so designated in accordance with the notice contemplated by Section 4.2(b), which notice the P1 Collateral Agent shall promptly deliver upon the occurrence of the Project Completion Date.

“Qualifying LC Issuer” means a bank whose long term unsecured and unguaranteed debt is rated by at least one of S&P, Fitch or Moody’s and at least one such rating is equal to or better than “A-” by S&P or Fitch or “A3” by Moody’s and has a combined capital and surplus of at least $1,000,000,000.

“Quarterly Transfer Date” means each Monthly Transfer Date occurring during the same calendar month as any Quarterly Payment Date.

“RCI EPC CAPEX” has the meaning given to such term in the Definitions Agreement.

“RCI Owners’ Costs” has the meaning given to such term in the Definitions Agreement.

“RG Facility Agreement” has the meaning given to such term in the Definitions Agreement.

“RGLNG Funding Account” has the meaning given to such term in the Common Accounts Agreement.

“Securities Sub-Accounts” has the meaning set forth in Section 2.4(d).

“Senior Principal Sub-Account” means the CDSL Principal Sub-Account, TCFSL Principal Sub-Account, CDSN Principal Sub-Account, and each other sub-account of the P1 Debt Payment Account created in accordance with Section 3.5(d) in respect of principal of Senior Secured Debt.

“SSD Accrual Amount” means as of any Monthly Transfer Date, the aggregate amount of Senior Secured Debt scheduled to become due and payable on or before the next Quarterly Payment Date, taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of Senior Secured Debt outstanding for the covered period (and is not required to be paid on or prior to such Monthly Transfer Date) and only such interest amount after giving effect to any Secured Hedge Agreement in respect of interest rates then in effect (which for the period prior to the first Monthly Transfer Date on which a principal installment in respect of Senior Secured Debt is scheduled to become due and payable, will be deemed for the purposes of calculating the principal component of Senior Secured Debt to be the Monthly Transfer Date on which the first principal installment is scheduled to become due and payable), in each case as such amounts are adjusted from time to time to reflect reductions in future debt service following prepayments; provided that (i) Senior Secured Debt projected to be due and payable for purposes of this calculation will not include (A) Working Capital Debt, (B) any voluntary or mandatory prepayment, (C) commitment fees, upfront fees, original issue discount, arrangement fees and letter of credit fees or (D) interest in respect of Senior Secured Debt net of amounts under any Secured Hedge Agreement in respect of interest rates or P1 Hedge Termination Amounts and (ii) for purposes of the calculation of the scheduled principal payments of the Senior Secured Debt, any final balloon or bullet payment of Senior Secured Debt will not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Monthly Transfer Date prior to such balloon or bullet payment will be taken into account.

“SSD Discharge Date” means, with respect to any Senior Secured Debt, the date on which:

(a)    the relevant Senior Secured Debt Holders, Senior Secured Debt Holder Representative, and each other agent that is party to the relevant Senior Secured Debt Instrument shall have received payment in full in cash of all of the Senior Secured Obligations and all other amounts owing to them in such capacities under the P1 Financing Documents (other than any such Senior Secured Obligations that by their terms survive and with respect to which no claim has been made by the relevant Senior Secured Debt Holders, Senior Secured Debt Holder Representative or agent, as applicable);

(b)    the Senior Secured Debt Commitments under the relevant Senior Secured Debt have been reduced to zero Dollars; and

(c)    each letter of credit issued pursuant to the relevant Senior Secured Debt Instrument shall have been terminated or returned to the applicable issuing bank.

“SSD Discharge Date Release Certificate” means, with respect to the SSD Discharge Date for Senior Secured Debt, a certificate of the Borrower that is so-designated, countersigned by the P1 Collateral Agent (who shall sign upon the request of the relevant Senior Secured Debt Holder Representative) and certifying that the SSD Discharge Date with respect to such Senior Secured Debt has occurred.

“Tax Distributions” means an amount sufficient to allow the direct or indirect members of the Borrower to pay their estimated and final federal tax liabilities (based on the highest, then applicable, federal tax rate for individuals (or corporations, if higher) resident in New York, New York) deemed to arise from the net federal taxable income relating to the operations of the Borrower.

“TCF Senior Loan DSRA” has the meaning set forth in Section 2.2(a)(vi).

“Train 1 Facility” has the meaning given to such term in the Definitions Agreement.

“Train 2 Facility” has the meaning given to such term in the Definitions Agreement.

“Train 3 Facility” has the meaning given to such term in the Definitions Agreement.

“TCFSL Interest and Fees Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(ii).

“TCFSL Prepayment Sub-Account” means the sub-account of the P1 Debt Prepayment Account created pursuant to Section 3.11(b)(ii).

“TCFSL Principal Sub-Account” means the sub-account of the P1 Debt Payment Account created pursuant to Section 3.5(b)(vi).

“Transfer Date” means each date specified for withdrawals and transfers requested in such Withdrawal Certificate, which date in each case shall be in accordance with the terms of this Agreement.

“Voluntary Equity Contributions” means documented voluntary, unconditional cash equity contributions made to the Borrower or paid to a third-party on behalf of the Borrower, in each case, after the Closing Date, but excluding any such equity contributions required to be made by the P1 Equity Contribution Agreement.

“Withdrawal Certificate” means a certificate substantially in the form of Exhibit F, with the applicable sections duly completed and signed by an Authorized Officer of the Borrower.

Section 1.3    Rules of Interpretation.

Unless the context otherwise requires, and except as otherwise provided in this Agreement, the principles of interpretation and construction set forth in Section 1.2 (Principles of Interpretation) of the Collateral and Intercreditor Agreement shall apply to this Agreement, mutatis mutandis.

Section 1.4    Uniform Commercial Code.

Unless the context otherwise requires or otherwise defined in this Agreement, terms used in this Agreement that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

ARTICLE II
APPOINTMENT OF P1 ACCOUNTS BANK; ESTABLISHMENT OF P1 ACCOUNTS

Section 2.1    Appointment of P1 Accounts Bank.

(a)    Subject to the terms and conditions of this Agreement, each of the Borrower and the P1 Collateral Agent, acting on behalf of the Senior Secured Parties, hereby appoints and authorizes JPMorgan Chase Bank, N.A. to act as P1 Accounts Bank under this Agreement, with such powers as are specifically delegated to the P1 Accounts Bank by the terms of this Agreement, together with such powers as are reasonably incidental thereto, and JPMorgan Chase Bank, N.A. hereby accepts such appointment and agrees to act as P1 Accounts Bank under this Agreement on and subject to the terms and conditions set forth in this Agreement.

(b)    The P1 Accounts Bank agrees to accept (i) all cash, (ii) subject to Section 3.14, all Permitted Investments, and (iii) subject to the consent of the P1 Accounts Bank, any other property of any description, in each case, to be delivered to or held by the P1 Accounts Bank pursuant to the terms of this Agreement. The P1 Accounts Bank agrees to act (i) as a “securities intermediary” (within the meaning of Section 8‑102(a)(14) of the UCC) with respect to all P1 Accounts that are “securities accounts” (within the meaning of Section 8‑501(a) of the UCC) and all Financial Assets credited to such P1 Accounts, and (ii) as a “bank” (within the meaning of Section 9-102(a) of the UCC) with respect to the P1 Accounts and all balances credited to such P1 Accounts that are not comprised of Financial Assets. During the term of this Agreement, the P1 Accounts Bank shall hold and maintain the P1 Accounts and all cash, payments and other property, including Permitted Investments, delivered to the P1 Accounts Bank or held in or credited to the P1 Accounts pursuant to this Agreement in accordance with the provisions of this Agreement.

(c)    The Borrower shall not have any rights to withdraw or transfer funds or Financial Assets from the P1 Accounts or to direct the investment of funds, payments, Permitted Investments and other amounts held on deposit in or credited to the P1 Accounts, as third party beneficiary or otherwise, except as expressly permitted by this Agreement.

(d)    Notwithstanding any provision to the contrary in this Agreement, the P1 Accounts Bank shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the P1 Accounts Bank have or be deemed to have any fiduciary relationship with the Borrower or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the P1 Accounts Bank. No payments, transfers, credits, or withdrawals from any P1 Account in accordance with this Agreement shall be made by the P1 Accounts Bank without written instruction (including any standing instruction set forth in this Agreement or any other written instruction delivered pursuant to the terms hereof).

Section 2.2    Establishment of P1 Accounts.

(a)    The P1 Accounts Bank hereby agrees and confirms that it has established the following accounts in the name of the Borrower as interest bearing demand deposit accounts of the Borrower, and, except as otherwise expressly set forth in this Agreement, it will maintain such accounts at all times until the Discharge Date under the exclusive “control” of the P1 Collateral Agent pursuant to Section 2.6(b), (c), or (d), as applicable:

(i)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Construction Account”);

(ii)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Pre-Completion Revenue Account”);

(iii)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Revenue Account”);

(iv)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Debt Payment Account”);

(v)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “CD Senior Loan DSRA”);

(vi)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “TCF Senior Loan DSRA”);

(vii)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “CD Senior Notes DSRA”);

(viii)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Administrative Expense Account”);

(ix)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Distribution Reserve Account”);

(x)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Proceeds Account”);

(xi)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Insurance Proceeds Account”);

(xii)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Debt Prepayment Account”); and

(xiii)    an account (account no. [***]) entitled “[***]” (including any sub-accounts thereof, the “P1 Capital Improvement Account”).

(b)    Wire instructions for each of the P1 Accounts established in accordance with Section 2.2(a) are set forth on Exhibit G attached hereto.

Section 2.3    Additional P1 Accounts.

(a)    From time to time after the date hereof, with the written consent of the P1 Collateral Agent and as otherwise expressly provided in any Senior Secured Credit Document, additional P1 Accounts may be established and maintained by the P1 Accounts Bank in accordance with this Agreement and the other Senior Secured Credit Documents (upon no less than five Business Days prior written request to the P1 Accounts Bank), each of which shall be, and be treated as, a P1 Account for all purposes of this Agreement and the Senior Security Documents immediately upon and from and after the establishment of such P1 Account by the P1 Accounts Bank.

(b)    Without limiting the foregoing, in connection with the incurrence of any Senior Secured Debt, the Borrower may direct the P1 Accounts Bank (upon no less than ten Business Days prior written request) to create, and upon receipt of such written direction the P1 Accounts Bank shall create (without any consent being required from the P1 Collateral Agent), an Additional Debt Service Reserve Account in respect of such Senior Secured Debt that provides for a “debt service reserve requirement”, and each Additional Debt Service Reserve Account shall be, and be treated as, a P1 Account for all purposes of this Agreement and the Senior Security Documents immediately upon and from and after the establishment of such P1 Account by the P1 Accounts Bank. The P1 Accounts Bank shall provide written notice to the Borrower and the P1 Collateral Agent of the account number and wire instructions for each such newly established Additional Debt Service Reserve Account. Each Additional Debt Service Reserve Account shall be funded in accordance with Section 3.3(c)(iv) and amounts on deposit in such Additional Debt Service Reserve Account shall be applied in accordance with the applicable Senior Secured Debt Instrument. Notwithstanding any other provision in this Agreement to the contrary, amounts on deposit in any Debt Service Reserve Account (including any Additional Debt Service Reserve Account) shall be used solely for the payments of the Senior Secured Debt for which such P1 Account was established.

(c)    Exhibit G shall be updated from time to time by the Borrower by written notice to each other party hereto upon the establishment of any of the P1 Accounts contemplated by this Section 2.3, and otherwise established in connection with the incurrence of any Senior Secured Debt permitted to be incurred under the Senior Secured Credit Documents.

Section 2.4    Sub-Accounts.

(a)    Each P1 Account shall include each of the sub‑accounts thereof set forth in this Agreement.

(b)    For administrative purposes, sub-accounts within any of the P1 Accounts may be established and maintained by the P1 Accounts Bank from time to time in accordance with this Agreement (upon no less than five Business Days prior written request to the P1 Accounts Bank) and subject to the administrative and “know-your-customer” requirements of the P1 Accounts Bank, each of which sub-accounts shall be, and be treated as, a P1 Account for purposes of this Agreement and the other Senior Secured Credit Documents.

(c)    It is acknowledged by each party that although this Agreement refers to sub-accounts required or permitted to be maintained with the P1 Accounts Bank, each such sub-account shall be a separate account (with its own unique number) and any reference to any such sub-account shall be construed accordingly.

(d)    The P1 Accounts Bank may from time to time establish and maintain, in the name of the Borrower, separate, secured corresponding sub-accounts, for each of the P1 Accounts for purposes of Permitted Investments (such sub-accounts, the “Securities Sub-Accounts”). References in this Agreement to a P1 Account shall apply equally to any sub-account under such P1 Account and the restrictions and the Borrower’s obligations under this Agreement with respect to any sub-account shall be the same as its restrictions and obligations with respect to the associated P1 Account.

(e)    With respect to the Securities Sub-Accounts, the P1 Accounts Bank shall be entitled to:

(i)    transfer cash deposited in any P1 Account to its corresponding Securities Sub-Account if necessary to invest such funds in the Permitted Investments selected pursuant to this Agreement without further instruction; and

(ii)    transfer any cash contained in any Securities Sub-Account to its corresponding primary P1 Account without further instruction.

(f)    If a particular Permitted Investment selected pursuant to this Agreement is a security, then the Borrower or the P1 Collateral Agent, as applicable, shall deliver a written instruction to P1 Accounts Bank, at least three Business Days prior to any requested distribution pursuant to this Agreement, instructing the P1 Accounts Bank to liquidate such Permitted Investment in such Securities Sub-Account necessary to effectuate such distribution.

Section 2.5    Collateral.

(a)    To secure the timely payment in full in cash and performance when due of all Senior Secured Obligations, the Borrower does hereby collaterally assign, grant and pledge to, and grant a Lien on and a first-priority security interest in favor of the P1 Collateral Agent for the sole and exclusive benefit of the Senior Secured Parties in, all of the Borrower’s right, title and interest in and to (i) each P1 Account, (ii) all cash, instruments, investment property, securities and Financial Assets at any time on deposit in or credited to any P1 Account, (iii) all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) with respect to Financial Assets at any time on deposit in or credited to any P1 Account, and (iv) all income, earnings, and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing (collectively, the “P1 Account Collateral”); provided, that the P1 Account Collateral shall expressly exclude all payments referenced in Section 2.14(e) that are required to be transferred to a Common Account in accordance with such Section 2.14(e) and all proceeds thereof.

(b)    The P1 Accounts Bank hereby acknowledges and consents to such collateral assignment and grant of the first-priority security interest by the Borrower and to the exercise of rights and enforcement of remedies by the P1 Collateral Agent in respect of the P1 Account Collateral in accordance with this Agreement and the Senior Security Documents.

Section 2.6    Maintenance of P1 Accounts.

(a)    The parties hereto agree that: (i) each P1 Account is and will be maintained as a “demand deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) or a “securities account” (within the meaning of Section 8‑501(a) of the UCC); (ii) each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any P1 Account that is a securities account shall be treated as a “financial asset” (within the meaning of Section 8‑102(a)(9) of the UCC, a “Financial Asset”); (iii) each of the Borrower and the P1 Collateral Agent is an “entitlement holder” (within the meaning of Section 8‑102(a)(7) of the UCC) in respect of the Financial Assets credited to the P1 Accounts that are securities accounts; and (iv) all Financial Assets in registered form or payable to or to the order of and credited to any P1 Account that is a securities account shall be registered in the name of, payable to or to the order of, or specially indorsed to, the P1 Accounts Bank or in blank, or credited to another securities account maintained in the name of the P1 Accounts Bank, and in no case will any Financial Asset credited to any P1 Account that is a securities account be registered in the name of, payable to or to the order of, or indorsed to, the Borrower except to the extent the foregoing have been subsequently indorsed by the Borrower to the P1 Accounts Bank or in blank.

(b)    The parties hereto agree that the P1 Collateral Agent shall have “control” (within the meaning of Section 8‑106(d)(1) and (2) of the UCC) of the P1 Accounts and the related “security entitlements” (within the meaning of Section 8‑102(a)(17) of the UCC) with respect to the Financial Assets credited to the P1 Accounts that are securities accounts, to the exclusion of the Borrower. The Borrower hereby authorizes and directs (which authorization and direction shall be irrevocable until the termination of this Agreement in accordance with Section 2.18), and the P1 Accounts Bank and the P1 Collateral Agent hereby agree, that the P1 Accounts Bank will comply with all instructions and orders, including all “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC), originated by the P1 Collateral Agent regarding any P1 Account that is a securities account, any Financial Asset credited to a P1 Account or any security entitlement with respect to any Financial Asset credited to a P1 Account that is a securities account, in each case without the further consent of the Borrower or any other Person. In the case of a conflict between any instruction or order originated by the P1 Collateral Agent and any instruction or order originated by any other Person (except as provided in Section 4.4), the P1 Accounts Bank shall act in accordance with the instruction or order originated by the P1 Collateral Agent.

(c)    In the event that any P1 Account (other than a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC)) is determined not to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), such P1 Account shall be deemed to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), which the P1 Accounts Bank, acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), shall maintain for the Borrower, each as its customer. Until this Agreement terminates in accordance with Section 2.18, the parties hereto agree that the P1 Collateral Agent shall have “control” (within the meaning of Section 9‑104(a)(2) and (3) of the UCC) of the P1 Accounts and all funds or other property on deposit in or credited to the P1 Accounts. The Borrower hereby authorizes and directs (which authorization and direction shall be irrevocable until the termination or expiration of this Agreement in accordance with Section 2.18), and the P1 Accounts Bank and the P1 Collateral Agent hereby agree that the P1 Accounts Bank will comply with all instructions and orders originated by the P1 Collateral Agent directing disposition of funds or other property in the P1 Accounts without the further consent of the Borrower or any other Person (except as provided in Section 4.4). In the case of a conflict between any instruction or order originated by the P1 Collateral Agent and any instruction or order originated by any other Person, the P1 Accounts Bank shall act in accordance with the instruction or order originated by the P1 Collateral Agent (except as provided in Section 4.4).

(d)    In the event that the P1 Accounts are not considered “securities accounts” or “deposit accounts” (each as defined in the UCC) under applicable Government Rules or a security interest cannot be granted and perfected in the P1 Accounts under the UCC, then the P1 Accounts and all property deposited therein shall be deemed under the sole dominion and control of the P1 Collateral Agent, and the P1 Accounts Bank will act and will be deemed to be acting as the P1 Collateral Agent’s agent in respect of the P1 Accounts for the purpose of maintaining such dominion and control for the sole purpose of the creation and perfection of security interests in favor of the P1 Collateral Agent, for the benefit of the Senior Secured Parties.

(e)    The P1 Accounts Bank shall not change the name or account number or location of any P1 Account without the prior written consent of the P1 Collateral Agent and the Borrower, except for changes due to internal system modifications (or other internal reorganization of account numbers by P1 Accounts Bank), of which the P1 Accounts Bank shall promptly notify the P1 Collateral Agent and the Borrower. All funds or property delivered to the P1 Accounts Bank pursuant to this Agreement will be promptly credited to the applicable P1 Account in accordance with this Agreement and as directed in writing to the P1 Accounts Bank by the Borrower or the P1 Collateral Agent, as applicable; provided, that if any funds or property is delivered to the P1 Accounts Bank pursuant to this Agreement without specifying the P1 Account to which such funds or property is to be credited, such funds or property shall be credited in accordance with Section 2.15(a).

Section 2.7    Jurisdiction of P1 Accounts Bank.

The parties hereto agree that, for purposes of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the P1 Accounts, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) and the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) of the P1 Accounts Bank is in each case the State of New York, and the laws of the State of New York govern the establishment and operation of the P1 Accounts. The parties hereto agree that the laws of the State of New York are applicable to all issues specified in Article 2(1) of the Hague Securities Convention.

Section 2.8    Degree of Care; Liens.

The P1 Accounts Bank shall exercise the same degree of care in administering the funds held in the P1 Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the P1 Accounts Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law. Other than this Agreement, the P1 Accounts Bank is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the P1 Accounts Bank agrees with any Person other than the P1 Collateral Agent to comply with entitlement orders or instructions originated by such Person relating to any of the P1 Accounts or the security entitlements that are the subject of this Agreement. The P1 Accounts Bank shall not grant any Lien, pledge or security interest in any P1 Account or any P1 Account Collateral, except for the benefit of the Senior Secured Parties in accordance with Section 2.9.

Section 2.9    Subordination of Lien; Waiver of Set-Off.

In the event that the P1 Accounts Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien with respect to any P1 Account, any funds or Financial Asset carried in or credited to a P1 Account or any security entitlement with respect to any Financial Asset carried in or credited to a P1 Account, or any other P1 Account Collateral, the P1 Accounts Bank agrees that such Lien shall (except as expressly provided in the last sentence of this Section 2.9) be subordinate to the Lien of the P1 Collateral Agent. The Financial Assets standing to the credit of and any funds on deposit in the P1 Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the P1 Collateral Agent (except for the right of the P1 Accounts Bank to set off amounts in the P1 Accounts to the extent of (a) unpaid fees and expenses of the P1 Accounts Bank for the maintenance and operation of the P1 Accounts and the P1 Accounts Bank’s services under this Agreement (including overdraft fees) and (b) returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the P1 Accounts, and the Borrower and the P1 Collateral Agent hereby authorize the P1 Accounts Bank to debit the relevant P1 Account(s) for such amounts).

Section 2.10    No Other Agreements.

None of the Borrower, the P1 Accounts Bank, or the P1 Collateral Agent have entered into any agreement with respect to any P1 Account, any Financial Assets or other property carried in or credited to a P1 Account or any security entitlements with respect to any Financial Assets or other property carried in or credited to a P1 Account, or any other P1 Account Collateral, other than this Agreement, the Senior Secured Credit Documents and the standard documentation required by the P1 Accounts Bank from time to time with respect to the establishment of any P1 Account (including the e-banking agreement contemplated by Section 2.14(g)); provided, that a copy of any such standard documentation has been delivered to the P1 Collateral Agent; provided, further, that in the event of any conflict between the provisions of this Agreement and such standard documentation with respect to any P1 Account, the provisions of this Agreement shall control.

Section 2.11    Representations and Warranties; Other Liens; Notice of Adverse Claims.

(a)    The Borrower represents and warrants that:

(i)    it has not assigned any of its rights under the P1 Accounts other than pursuant to the P1 Collateral Documents; and

(ii)    it has full power and authority to grant a security interest in and assign its right, title and interest in the P1 Accounts and all P1 Account Collateral.

(b)    The Borrower represents, warrants and covenants that it has not granted, and shall not grant, to any Person (other than the P1 Collateral Agent) any interest in any of the P1 Accounts except such as may have been granted in connection with this Agreement or Permitted Liens and that it has kept, and shall keep, the P1 Accounts free from all other Liens (other than Permitted Liens).

(c)    The Borrower represents and warrants to the P1 Accounts Bank that:

(i)    each notice, instruction, or request provided by it to the P1 Accounts Bank shall comply with Government Rules applicable to the Borrower;

(ii)    it has full power and authority to execute and deliver, and to perform its obligations under, this Agreement;

(iii)    the Person(s) executing this Agreement on its behalf and certifying Authorized Officers in accordance with Annex I to Schedule 2 have been duly authorized to do so, and each Authorized Officer of the Borrower has been duly authorized to take actions specified for the Borrower in Annex I to Schedule 2; and

(iv)    its execution, delivery and performance of this Agreement do not and will not violate any material provision of any Government Rule applicable to the Borrower or violate, in any material respect, any material contract or agreement to which the Borrower.

(d)    The P1 Accounts Bank hereby represents that, as of the date hereof, except for the claims and interests of the P1 Collateral Agent, for the benefit of the Senior Secured Parties, and the Borrower in the P1 Accounts and the P1 Account Collateral, the P1 Accounts Bank has no actual knowledge of any claim to, or interest in, any P1 Account or P1 Account Collateral. Upon the P1 Accounts Bank’s obtaining actual knowledge of any Person asserting in writing any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any P1 Account or in any P1 Account Collateral, the P1 Accounts Bank shall promptly notify the P1 Collateral Agent and the Borrower thereof.

Section 2.12    Rights and Powers of the P1 Collateral Agent.

The rights and powers granted pursuant to this Agreement to the P1 Collateral Agent have been granted in order, among other things, to perfect the P1 Collateral Agent’s Lien (for the benefit of the Senior Secured Parties) in the P1 Accounts and the P1 Account Collateral and to permit the P1 Collateral Agent to carry out its duties under the Senior Secured Credit Documents. The Borrower agrees that this Agreement and all rights, remedies, powers and privileges provided to the P1 Collateral Agent under this Agreement are powers coupled with an interest and will neither be affected by the bankruptcy of the Borrower or any other Person nor by the lapse of time and are in addition to, and not in any way affected or limited by, any other security now or at any time held by the P1 Collateral Agent or any other Senior Secured Party to secure payment and performance of the Senior Secured Obligations. All right, title and interest of the P1 Collateral Agent in the P1 Accounts and the P1 Account Collateral shall continue until the Discharge Date.

Section 2.13    Account Records and Statements.

(a)    The P1 Accounts Bank shall maintain records of all deposits into and transfers to and from the P1 Accounts and all investment transactions effected by the P1 Accounts Bank pursuant to the terms of this Agreement, and any such recordation shall constitute prima facie evidence of the information recorded.

(b)    The P1 Accounts Bank shall provide the P1 Collateral Agent and the Borrower with online access to online bank statements and transaction activities reports with respect to each P1 Account (and its associated Sub-Account(s)) upon delivery by the P1 Collateral Agent or the Borrower (as applicable) of any reasonable and customary information requested by the P1 Accounts Bank to grant access to such online system. In addition, the P1 Accounts Bank shall promptly respond (during normal business hours) to reasonable requests by the P1 Collateral Agent or the Borrower for information regarding deposits, investments and transfers into, in respect of and among the relevant P1 Accounts and balances in such P1 Accounts to the extent that such information cannot be obtained through online access.

Section 2.14    Withdrawal Certificates.

(a)    The Borrower will request withdrawals and transfers from the P1 Accounts pursuant to this Agreement in the amounts, at the times and, where applicable, in the order of priority of payment set out in this Agreement. Except as otherwise expressly provided for in this Agreement, the Borrower will make such requests by delivery from time to time of Withdrawal Certificates to the P1 Accounts Bank and the P1 Collateral Agent authorizing and directing the P1 Accounts Bank to make the specified withdrawals and transfers of funds on deposit in or credited to the P1 Accounts, and the Borrower shall not be entitled to request withdrawals or transfers of funds from any P1 Account without having provided to the P1 Accounts Bank and the P1 Collateral Agent a Withdrawal Certificate authorizing such withdrawal and/or transfer.

(b)    Except as otherwise expressly provided in this Agreement, each Withdrawal Certificate to be delivered by the Borrower pursuant to this Agreement shall be duly executed by an Authorized Officer and delivered to the P1 Accounts Bank and the P1 Collateral Agent not later than the third Business Day prior to the earliest Transfer Date proposed in such Withdrawal Certificate (or, in the case of the Withdrawal Certificate for withdrawals to be made on the Closing Date, prior to 8:00 am (New York time) on the Closing Date), and shall be accompanied by such supporting data and documentation that are required to be provided under this Agreement.

(c)    If the P1 Accounts Bank receives a Control Notice or a Noncompliance Notice, then the P1 Accounts Bank shall not make any transfers or withdrawals in accordance with any Withdrawal Certificate issued by the Borrower during the resultant Lock-Up Period.

(d)    Following receipt of a Withdrawal Certificate, and provided that the P1 Collateral Agent does not deliver an objection to such Withdrawal Certificate to the P1 Accounts Bank (which objection must be delivered no later than 10:00 a.m. (New York Time) the Business Day before the earliest requested Transfer Date set out in such Withdrawal Certificate), the P1 Accounts Bank (i) may initiate the payments or transfers of amount(s) specified in such Withdrawal Certificate as early as 10:01 a.m. (New York Time) on the Business Day before the earliest requested Transfer Date set out in such Withdrawal Certificate and (ii) shall initiate the payments or transfers of amount(s) specified in such Withdrawal Certificate no later than 1:00 p.m. (New York Time) on the Transfer Dates set out in such Withdrawal Certificate. In the case of a corrected Withdrawal Certificate (including any corrections made following an objection by the P1 Collateral Agent), if such certificate is not received by the P1 Accounts Bank by 10:00 a.m. (New York Time) at least one Business Day prior to such date of withdrawal or transfer or requested authorization thereof, as applicable, the P1 Accounts Bank shall initiate the payments or transfers of amount(s) specified in such Withdrawal Certificate no later than 1:00 p.m. (New York time) on the next succeeding Business Day following delivery of such Withdrawal Certificate to the P1 Accounts Bank. For the avoidance of doubt, the P1 Collateral Agent shall not be required to verify or approve, and shall have no responsibility for, any calculations or amounts set forth in a Withdrawal Certificate completed and submitted by the Borrower requesting transfers from the P1 Accounts pursuant to this Agreement.

(e)    Notwithstanding anything to the contrary herein, if the Borrower shall receive any Loss Proceeds, BI Proceeds, or DSU Proceeds that are required to be deposited into any Common Account, the Borrower shall hold such amounts in trust on behalf of InsuranceCo and immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the Common Accounts Bank for deposit to the applicable Common Account.

(f)    This Section 2.14 shall apply to all Withdrawal Certificates issued in accordance herewith, and each transfer and payment hereunder shall be made subject to this Section 2.14 whether or not specifically required by the provisions hereof.

(g)    The Borrower may enter into an e-banking, or other similar agreement, with the P1 Accounts Bank to enable the Borrower to directly manage withdrawals from the P1 Accounts through on-line access (including by electronic wire transfer), such agreement to be in form and substance satisfactory to the P1 Collateral Agent (acting on instruction of the P1 Intercreditor Agent (on the advice of legal counsel)).

Section 2.15    Adequate Instructions; Insufficient Funds.

(a)    Notwithstanding anything to the contrary contained in this Agreement, in the event that the P1 Accounts Bank receives any funds or property in respect of the Borrower or the Project without adequate instruction as to the P1 Account into which such monies are to be deposited, the P1 Accounts Bank shall promptly deposit such monies into (i) on or prior to the Project Completion Date, the P1 Construction Account and (ii) thereafter, the P1 Revenue Account. Upon written instruction from the Borrower or the P1 Collateral Agent, the P1 Accounts Bank shall transfer (if applicable) any such monies to the corrected P1 Account specified by the Borrower or the P1 Collateral Agent, as applicable.

(b)    Subject to Section 2.15(c), whenever funds are to be withdrawn from any P1 Account, if the funds in such P1 Account are insufficient to make in full all payments that would be requested to be made with such funds in the applicable Withdrawal Certificate or other instruction, unless otherwise provided in this Agreement, the Borrower will direct that the funds in such P1 Account shall be transferred and applied, with respect to each level of priority of payment (if applicable), to the extent of funds available in such P1 Account at such level of priority, on a pro rata basis among the recipients of such payments at the same level of priority of payment, as specified by the Borrower in the applicable Withdrawal Certificate.

(c)    Notwithstanding anything to the contrary contained in this Agreement, to the extent that there are insufficient funds in the relevant P1 Account to make a payment, transfer or withdrawal requested from such P1 Account pursuant to a Withdrawal Certificate (or otherwise), the P1 Accounts Bank shall promptly notify the P1 Collateral Agent and the Borrower of such deficiency, and Borrower or the P1 Collateral Agent, as applicable, shall submit an updated Withdrawal Certificate directing payment, transfer or withdrawal from P1 Accounts with sufficient funds in accordance with the terms of this Agreement.

(d)    The P1 Collateral Agent and the P1 Accounts Bank shall have the right, but not the obligation (unless, in the case of the P1 Collateral Agent, as expressly directed pursuant to the Collateral and Intercreditor Agreement), to (i) refuse to honor any check drawn on, or any request for transfer from, any P1 Account which conflicts with this Agreement or any other Senior Secured Credit Document, or which has been improperly filled out or endorsed, (ii) refuse any item for deposit in any P1 Account which does not comply with the terms of this Agreement or any other Senior Secured Credit Document, and (iii) remit copies of checks and other items related to the P1 Accounts with statements instead of the originals which may be retained by the P1 Accounts Bank.

Section 2.16    Incumbency Certificate; Authorized Persons.

Promptly following any request by the P1 Accounts Bank therefor, the Borrower or the P1 Collateral Agent, as applicable, shall furnish to the P1 Accounts Bank a duly executed incumbency certificate in accordance with Annex I to Schedule 2 showing the names, titles and specimen signatures of the Persons authorized on behalf of such party to take the actions, provide any certifications as required hereunder and give the Withdrawal Certificates, Control Notices, Noncompliance Notices, notifications, approvals and payment instructions permitted or required by this Agreement, as applicable.

Section 2.17    Certain Additional Powers of the P1 Collateral Agent and the P1 Accounts Bank.

(a)    If the Borrower fails to perform any agreement contained herein within the time allotted for such performance, the P1 Collateral Agent may (but is not obligated to, unless instructed pursuant to the Collateral and Intercreditor Agreement), upon issuance of a Control Notice, itself perform, or cause the performance of, such agreement, and the expenses of the P1 Collateral Agent incurred in connection therewith shall be payable by the Borrower and shall form part of the Senior Secured Obligations.

(b)    Without limiting Section 2.5(a), the powers conferred on the P1 Collateral Agent hereunder are solely to protect its interest (on behalf of the Senior Secured Parties) in the P1 Accounts and the P1 Account Collateral and shall not impose any duty on the P1 Collateral Agent to exercise any such powers. Except for the reasonable care of any P1 Account, Financial Asset or Permitted Investment in its possession or under its control (as the case may be), the performance of its respective obligations hereunder and the other Senior Secured Credit Documents, and the accounting for moneys actually received by it hereunder, the P1 Collateral Agent shall have no duty as to any P1 Account or the proceeds of Financial Assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such P1 Account or proceeds. Each of the P1 Accounts Bank and the P1 Collateral Agent is required to exercise reasonable care in the custody and preservation of any P1 Account, Financial Asset or Permitted Investment in its possession or under its control (as the case may be); provided, that the P1 Accounts Bank in any event shall be deemed to have exercised reasonable care in the custody and preservation of any P1 Account if it takes such action for that purpose as the P1 Collateral Agent reasonably requests in writing (and in accordance with the terms of this Agreement) or if the P1 Accounts Bank acts in accordance with the requirements of Section 2.8, but, notwithstanding the foregoing, the failure of the P1 Accounts Bank to comply with any such request of the P1 Collateral Agent at any time shall not in itself be deemed a failure to exercise reasonable care. Nothing in this Section 2.17 shall be construed as limiting the P1 Collateral Agent’s maintenance of “control” (within the meaning of Sections 9-104(a)(2) and (3) or Sections 8-106(d)(1) and (2), as applicable, of the UCC) over the P1 Accounts.

Section 2.18    Termination.

This Agreement shall remain in full force and effect until, and shall terminate on, the Discharge Date (except with respect to the provisions that expressly survive the termination of this Agreement). Upon receipt by the P1 Accounts Bank of a certificate from the Borrower and countersigned by the P1 Collateral Agent stating that the Discharge Date has occurred and instructing the P1 Accounts Bank to terminate the accounts, the P1 Accounts Bank shall remit all amounts remaining in the P1 Accounts (including Permitted Investments) as directed by the Borrower pursuant to a written instruction or as required by applicable Government Rules (including by court order or other legal process). No termination of any Senior Secured Party’s interest hereunder shall affect the rights of any other Senior Secured Party hereunder.

ARTICLE III
THE P1 ACCOUNTS

Section 3.1    P1 Construction Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Construction Account the following amounts (without duplication):

(i)    the proceeds of all Senior Secured Debt received by the Borrower prior to the Project Completion Date, other than proceeds of such Senior Secured Debt (A) constituting Supplemental Debt used for the purposes set forth in Section 3.12(a), (B) constituting Replacement Debt used to prepay other Senior Secured Debt, which shall be deposited into the P1 Debt Prepayment Account pursuant to Section 3.11(a), or (C) utilized to fund the Debt Service Reserve Account for such Senior Secured Debt in accordance with Section 3.6(a);

(ii)    the proceeds of all payments made pursuant to the P1 Equity Contribution Agreement (including any drawing on Equity Credit Support under and as defined therein), any Drawstop Equity Contributions, and, to the extent directed by the Borrower, any Voluntary Equity Contributions;

(iii)    to the extent received prior to the Project Completion Date, all (A) other Cash Flows, (B) Delay Liquidated Damages and (C) other revenues received by or on behalf of the Borrower (howsoever generated) or to which the Borrower is entitled that are not otherwise expressly required or permitted, in the case of subclauses (A) and (C) of this Section 3.1(a)(iii), to be deposited into or credited to another P1 Account pursuant to this Agreement (including, for the avoidance of doubt, the deposit of Pre-Completion Revenues into the P1 Pre-Completion Revenue Account); and

(iv)    any other amounts required to be transferred to the P1 Construction Account in accordance with the terms of this Agreement.

(b)    The Borrower shall direct all Persons that make payments described in Section 3.1(a), to make such payments directly to the P1 Accounts Bank for deposit to the P1 Construction Account. If, notwithstanding the foregoing, the Borrower shall receive any of the foregoing described in Section 3.1(a), the Borrower shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the P1 Accounts Bank for deposit to the P1 Construction Account.

(c)    Prior to the Project Completion Date, amounts from time to time on deposit in the P1 Construction Account shall be available from time to time for withdrawal and transfer pursuant to a Withdrawal Certificate as provided in Section 3.1(d) solely to pay P1 Project Costs when due and owing or otherwise permitted to reimburse Voluntary Equity Contributions as contemplated by the definition of “P1 Project Costs”.

(d)    The Borrower may request withdrawals and transfers from the P1 Construction Account from time to time prior to the Project Completion Date by submitting a duly completed and executed Withdrawal Certificate, accompanied by a Notice of Project Costs, to the P1 Accounts Bank and the P1 Collateral Agent no more frequently than four times per calendar month. Each such Withdrawal Certificate and Notice of Project Costs shall include the amounts and the purposes of the requested withdrawals and transfers (including details regarding the relevant P1 Project Costs) and a certification of an Authorized Officer of the Borrower that (i) the requested funds are to be used to fund P1 Project Costs that are due and owing, and (ii) all applicable conditions in the Senior Secured Credit Documents to such withdrawals and transfers have been satisfied.

(e)    On and after the Transfer Date set forth in any Withdrawal Certificate delivered in accordance with Section 3.1(d), accompanied by a Notice of Project Costs, to the extent funds are available in the P1 Construction Account, the P1 Accounts Bank shall, pursuant to the instructions specified in such Notice of Project Costs, apply funds from the P1 Construction Account to the payment of such P1 Project Costs described in such Notice of Project Costs in accordance with Section 3.1(i).

(f)    On the Project Completion Date, after giving effect to any withdrawals and transfers from the P1 Construction Account pursuant to Sections 3.1(c)-(e) on such date and any withdrawals and transfers from the P1 Pre-Completion Revenue Account pursuant to Section 3.2(f), the P1 Accounts Bank shall reserve or transfer, as applicable, in accordance with a Withdrawal Certificate and accompanying Notice of Project Costs delivered by the Borrower, funds remaining on deposit in the P1 Construction Account in the following order of priority:

(i)    first, funds in the amount of the P1 Permitted Completion Amount to be reserved in the P1 Construction Account;

(ii)    second, to the Debt Service Reserve Accounts, to the extent necessary to cause the funds on deposit in or credited to each Debt Service Reserve Account to equal the respective DSRA Reserve Amount thereof as of such date (after giving effect to the issuance of any DSR Credit Support to be credited to such Debt Service Reserve Accounts on the Project Completion Date);

(iii)    third, after reserving and transferring funds as required by Section 3.1(f)(i)-(ii), to the Distribution Account, in an amount determined by the Borrower; and

(iv)    fourth, to the P1 Revenue Account, all other amounts remaining in the P1 Construction Account.

(g)    From and after the Project Completion Date, amounts on deposit in the P1 Construction Account shall be available from time to time for withdrawal and transfer pursuant to a Withdrawal Certificate as provided in this Section 3.1(g) solely for payment when due of the P1 Project Costs remaining unpaid as of the Project Completion Date. The Borrower may request withdrawals and transfers from the P1 Construction Account from time to time after the Project Completion Date by submitting a duly completed and executed Withdrawal Certificate, accompanied by a Notice of Project Costs, to the P1 Accounts Bank and the P1 Collateral Agent no more frequently than four times per calendar month in accordance with Section 3.1(i).

(h)    Following receipt of a Withdrawal Certificate accompanied by a Notice of Project Costs from the Borrower certifying that all P1 Project Costs have been paid and as concurred in writing with a counter-signature by the Independent Engineer on such Notice of Project Costs, the P1 Accounts Bank shall, on the Transfer Date set forth in such Withdrawal Certificate, transfer all amounts remaining in the P1 Construction Account to the Distribution Account and thereafter close the P1 Construction Account. The P1 Accounts Bank may assume (and will be fully protected in so assuming) that any signature on such Withdrawal Certificate purporting to be a signature of the Independent Engineer is valid, and shall have no obligation to ascertain or verify the identity of the Independent Engineer.

(i)    Each Withdrawal Certificate and Notice of Project Costs shall include the amounts and the purposes of the requested withdrawals and transfers (including details regarding the relevant P1 Project Costs) and a certification of an Authorized Officer of the Borrower that the requested funds are to be used to fund permitted P1 Project Costs due or coming due. On the Transfer Date set forth in such Withdrawal Certificate accompanied by a Notice of Project Costs, to the extent funds are available in the P1 Construction Account, the P1 Accounts Bank shall withdraw funds from the P1 Construction Account and transfer such funds pursuant to the instructions specified in such Withdrawal Certificate (to which the Notice of Project Costs is attached, to pay the P1 Project Costs described in such Notice of Project Costs and direct to be paid in such Withdrawal Certificate).

Section 3.2    P1 Pre-Completion Revenue Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Pre-Completion Revenue Account the following amounts (without duplication):

(i)    to the extent received prior to the Project Completion Date, all Pre-Completion Revenues received by or on behalf of the Borrower (howsoever generated) or to which the Borrower is entitled; and

(ii)    any other amounts which, pursuant to this Agreement or another Transaction Document, are to be transferred to the P1 Pre-Completion Revenue Account.

(b)    The Borrower shall direct all Persons that make payments described in Section 3.2(a), including those Persons (other than the Borrower) party to any Material Project Document, to make such payments directly to the P1 Accounts Bank for deposit to the P1 Pre-Completion Revenue Account. If, notwithstanding the foregoing, the Borrower shall receive any such amounts, the Borrower shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the P1 Accounts Bank for deposit to the P1 Pre-Completion Revenue Account.

(c)    At any time on or prior to the Project Completion Date, the Borrower may deliver a duly completed and executed Withdrawal Certificate, accompanied by a Pre-Completion Distribution Certificate, to the P1 Accounts Bank and the P1 Collateral Agent requesting a withdrawal and transfer from the P1 Pre-Completion Revenue Account to the Distribution Account. Each such Withdrawal Certificate and Pre-Completion Distribution Certificate shall include the requested Pre-Completion Distribution Date, the amount of the requested Distribution and a certification by an Authorized Officer of the Borrower that all Pre-Completion Distribution Release Conditions will be satisfied or waived on the requested Pre-Completion Distribution Date specified in such Withdrawal Certificate. Following receipt of such Withdrawal Certificate accompanied by a Pre-Completion Distribution Certificate pursuant to this Section 3.2(c), the P1 Accounts Bank shall withdraw funds from the P1 Pre-Completion Revenue Account, to the extent funds are available in the P1 Pre-Completion Revenue Account, and transfer such funds to the Distribution Account on the Pre-Completion Distribution Date pursuant to the instructions specified in such Withdrawal Certificate.

(d)    At any time on or prior to the Project Completion Date, the Borrower may deliver a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank directing the P1 Accounts Bank to transfer amounts on deposit in the P1 Pre-Completion Revenue Account to the P1 Debt Prepayment Account for application to (i) the prepayment of the Senior Secured Debt (including the repayment of any outstanding LC Loan) and other amounts required to be paid in connection therewith under any Senior Secured Debt Instrument and (ii) the cash collateralization of any letters of credit to the extent required pursuant to any Senior Secured Debt Instrument in connection with such prepayment.

(e)    At any time on or prior to the Project Completion Date, the Borrower may request withdrawals and transfers from the P1 Pre-Completion Revenue Account to the P1 Construction Account from time to time and in the amounts determined by the Borrower, by submitting a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent. Each such Withdrawal Certificate shall set forth the requested Transfer Date and the amount of the requested withdrawal and transfer to be made from the P1 Pre-Completion Revenue Account.

(f)    On the Project Completion Date, after such transfers in accordance with Section 3.2(c) and Section 3.2(d) above, the P1 Accounts Bank shall, on the Transfer Date set forth in the applicable Withdrawal Certificate delivered to the P1 Accounts Bank by the Borrower, transfer, in accordance with such Withdrawal Certificate, all amounts remaining in the P1 Pre-Completion Revenue Account to the P1 Construction Account and thereafter close the P1 Pre-Completion Revenue Account.

Section 3.3    P1 Revenue Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Revenue Account the following amounts (without duplication):

(i)    to the extent received on or after the Project Completion Date, all Cash Flows, Delay Liquidated Damages, the proceeds of any Voluntary Equity Contributions to the extent directed by the Borrower and not deposited into or credited to another P1 Account pursuant to this Agreement, and all other revenues received by or on behalf of the Borrower (howsoever generated) or to which the Borrower is entitled that are not otherwise expressly required or permitted to be deposited into or credited to another P1 Account pursuant to this Agreement;

(ii)    all funds in other P1 Accounts, including the P1 Proceeds Account, the Debt Service Reserve Accounts, and the P1 Distribution Reserve Account, which, pursuant to this Agreement, are required to be transferred to the P1 Revenue Account;

(iii)    proceeds of Relevering Debt (as determined by the Borrower in accordance with Section 2.5(b)(i)(C)(2) (Relevering Debt) of the Common Terms Agreement); and

(iv)    any other amounts which, pursuant to this Agreement or another Transaction Document, are to be transferred to the P1 Revenue Account;

provided, that (x) proceeds of Replacement Debt in an amount not exceeding the aggregate amount of Voluntary Equity Contributions used to prepay or replace any Senior Secured Debt on or prior to the date of incurrence of such Replacement Debt and not Distributed prior to such date shall be deposited directly to the Distribution Account and (y) the proceeds of Supplemental Debt incurred on or after the Project Completion Date in an amount not exceeding the lower of (1) 25% of the aggregate P1 Project Costs incurred prior to the Project Completion Date and (2) the aggregate amount of Voluntary Equity Contributions used to fund P1 Project Costs on or prior to the date of incurrence of such Supplemental Debt and not Distributed prior to such date, shall be deposited directly to the Distribution Account.

(b)    The Borrower shall direct all Persons that make payments described in Section 3.3(a), including those Persons (other than the Borrower) party to any Material Project Document, to make such payments directly to the P1 Accounts Bank for deposit to the P1 Revenue Account. If, notwithstanding the foregoing, the Borrower shall receive any such amounts, the Borrower shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the P1 Accounts Bank for deposit to the P1 Revenue Account.

(c)    After the Project Completion Date, the Borrower may request withdrawals and transfers from the P1 Revenue Account, in each case at the times, in the amounts, and in the order of priority set forth in this Section 3.3(c), by submitting a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent no later than three Business Days prior to the applicable Transfer Date specifying the amount of each requested transfer from the P1 Revenue Account to the relevant P1 Account(s) or Common Account(s), the requested Transfer Date for each such transfer, which date in each case shall be in accordance with the terms of this Section 3.3(c), and such other supporting data and documentation as is required to be provided under this Agreement (if any). On the applicable Transfer Date, to the extent funds are available in the P1 Revenue Account, the P1 Accounts Bank shall withdraw funds from the P1 Revenue Account and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate and in the following order of priority:

(i)    first, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate, (A) first, to the RGLNG Funding Account, an amount equal to the Borrower’s unpaid share of Net Operating Costs (as defined in the Definitions Agreement) set forth in the Monthly Cash Call (as defined in the Common Accounts Agreement) attached to such Withdrawal Certificate in respect of the next succeeding calendar month and (B) second, to the Persons specified in such Withdrawal Certificate, an amount equal to the Additional Operating Costs then due and payable by the Borrower or anticipated to become due and payable by the Borrower prior to the next anticipated Transfer Date;

(ii)    second, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate, to the P1 Administrative Expense Account, an amount that, when added to the amount then on deposit in the P1 Administrative Expense Account, equals the amount of Administrative Expenses then due and payable by the Borrower or anticipated to become due and payable by the Borrower prior to the immediately succeeding Transfer Date;

(iii)    third, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to the P1 Debt Payment Account, an amount that, when added to the amount then on deposit in the P1 Debt Payment Account, equals (A) all commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and similar fees and the aggregate amount of interest then due and payable by the Borrower or anticipated to have accrued or become due and payable by the Borrower prior to the immediately succeeding Monthly Transfer Date in respect of the Senior Secured Debt, (B) Ordinary Course Settlement Payments then due and payable by the Borrower or anticipated to have accrued or become due and payable by the Borrower prior to the immediately succeeding Monthly Transfer Date, (C) principal of the Senior Secured Debt and P1 Hedge Termination Amounts, in each such case, then due and payable by the Borrower or anticipated to become due and payable by the Borrower prior to the immediately succeeding Monthly Transfer Date (including, all principal of any Working Capital Debt to the extent solely that the failure to prepay the same would result in an Event of Default prior to the next succeeding Monthly Transfer Date), and (D) with respect to each type of Senior Secured Debt, on each Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date for which the principal of such Senior Secured Debt is due and payable, an amount determined by the Borrower not to exceed the amount that would cause the balance of each Senior Principal Sub-Account to equal the Monthly Amount Fraction of the SSD Accrual Amount on such Monthly Transfer Date;

(iv)    fourth, on each Quarterly Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to each Debt Service Reserve Account, an amount necessary to fund any Account Deficiency in such Debt Service Reserve Account (provided, that if there are insufficient funds to fund each such Debt Service Reserve Account to its respective DSRA Reserve Amount, then the resulting deficiency shall be allocated ratably among the Debt Service Reserve Accounts based on the amount of their then current Account Deficiencies);

(v)    fifth, on each Monthly Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to the P1 Debt Prepayment Account, (A) first, an amount (if any) equal to the aggregate amount of LC Disbursements then-outstanding (except with respect to any portion of such LC Disbursements that have converted to LC Loans) and (B) second, the amount (if any) equal to the principal amount then-outstanding with respect to LC Loans and any other outstanding Working Capital Debt that constitutes loans arising from drawn and unreimbursed letters of credit specified therein;

(vi)    sixth, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate, to the Persons specified therein, the amount necessary to fund any amounts then due and payable by the Borrower or anticipated to become due and payable by the Borrower prior to the immediately succeeding Monthly Transfer Date in respect of Permitted Finance Costs;

(vii)    seventh, on each Quarterly Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate, to the P1 Debt Prepayment Account, an amount (if any) set forth in such Withdrawal Certificate to be used to optionally prepay any Senior Secured Debt and other amounts required to be paid in connection therewith (including any P1 Hedge Termination Amounts required to be paid in connection with any such optional prepayment) under any Senior Secured Credit Document; and

(viii)    eighth, on each Quarterly Transfer Date, so long as no Event of Default (as defined in the CD Credit Agreement) has occurred and is continuing, withdraw and transfer as set forth in such Withdrawal Certificate, to the Distribution Account, the aggregate amount of Tax Distributions as of such Quarterly Transfer Date; and

(ix)    ninth, on each Monthly Transfer Date, after giving effect to the withdrawals and transfers specified in clauses (i) through (viii) of this Section 3.3(c), withdraw and transfer as set forth in such Withdrawal Certificate, to (A) first, to the RGLNG Funding Account all amounts payable by the Borrower in respect of RCI Owners’ Costs and RCI EPC Capex and (B) second, to the P1 Distribution Reserve Account, an amount up to the aggregate remaining balance in the P1 Revenue Account on such Monthly Transfer Date; provided, that, in the case of any transfers pursuant to this clause (B) on any Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date, the Borrower shall have caused the balance of each Senior Principal Sub-Account to equal the Monthly Amount Fraction of the SSD Accrual Amount on such Monthly Transfer Date in accordance with clause (iii) of this Section 3.3(c).

Section 3.4    P1 Administrative Expense Account.

(a)    The Borrower shall deposit or cause to be deposited funds into the P1 Administrative Expense Account (i) by transfer from the P1 Revenue Account as provided under Section 3.3(c)(ii) and (ii) proceeds of any Working Capital Debt that are to be applied to Administrative Expenses in accordance with the applicable Senior Secured Debt Instrument governing such Working Capital Debt.

(b)    The Borrower may request withdrawals and transfers from the P1 Administrative Expense Account from time to time for the payment of Administrative Expenses by submitting a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent no more frequently than four times per calendar month. Each such Withdrawal Certificate shall set forth the requested Transfer Date and the amounts and the purposes of the requested withdrawals and transfers (including details regarding the relevant Administrative Expenses) to be paid from the P1 Administrative Expense Account. Following receipt of a Withdrawal Certificate pursuant to this Section 3.4(b), to the extent funds are available in the P1 Administrative Expense Account, the P1 Accounts Bank shall withdraw funds from the P1 Administrative Expense Account on the applicable Transfer Date and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate.

Section 3.5    P1 Debt Payment Account.

(a)    The Borrower shall deposit or cause to be deposited funds into the P1 Debt Payment Account (i) by transfer from the P1 Revenue Account as provided in Section 3.3(c)(iii) and (ii) Ordinary Course Settlement Payments received by the Borrower under the Senior Secured Hedge Agreements.

(b)    The following separate sub-accounts are hereby established and created within the P1 Debt Payment Account:

(i)    a sub-account (account no. [***]) thereof entitled “[***]”;

(ii)    a sub-account (account no. [***]) thereof entitled “[***]”;

(iii)    a sub-account (account no. [***]) thereof entitled “[***]”;

(iv)    a sub-account (account no. [***]) thereof entitled “[***]”;

(v)    a sub-account (account no. [***]) thereof entitled “[***]”;

(vi)    a sub-account (account no. [***]) thereof entitled “[***]”;

(vii)    a sub-account (account no. [***]) thereof entitled “[***]”; and

(viii)    a sub-account (account no. [***]) thereof entitled “[***]”.

(c)    The Borrower shall establish and maintain, in accordance with Section 2.4, additional sub‑accounts in the P1 Debt Payment Account in respect of interest, fees and similar amounts on any Senior Secured Debt incurred after the date hereof and from which all such payments shall be made.

(d)    The Borrower shall establish and maintain additional sub‑accounts in the P1 Debt Payment Account in respect of principal of any Senior Secured Debt incurred after the date hereof and from which all such payments shall be made.

(e)    Upon the occurrence of the SSD Discharge Date with respect to any Senior Secured Debt and delivery of an SSD Discharge Date Release Certificate, the Borrower may direct the P1 Accounts Bank in writing to close the relevant sub-account of the P1 Debt Payment Account.

(f)    On each Monthly Transfer Date, if the Borrower delivers a Withdrawal Certificate, then amounts on deposit in the P1 Debt Payment Account shall be applied in the following order of priority in accordance with such Withdrawal Certificate:

(i)    first, to the payment to (A) the CDSL Interest and Fees Sub-Account, the TCFSL Interest and Fees Sub-Account, and the CDSN Interest and Fees Sub-Account, and any other sub-account of the P1 Debt Payment Account established under Section 3.5(c), an amount that would cause the balance of each such sub-account to equal the aggregate amount of commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and similar fees and the aggregate amount of interest then due and payable by the Borrower or anticipated to have accrued or become due and payable by the Borrower prior to the immediately succeeding Monthly Transfer Date in respect of the relevant Senior Secured Debt and (B) the IRH Settlement Sub-Account, an amount that would cause the balance of the IRH Settlement Sub-Account to equal the Ordinary Course Settlement Payments that are then due and payable or anticipated to have accrued or be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the Senior Secured Hedge Agreements (provided, that if there are insufficient funds to fund each such sub-account in this Section 3.5(f)(i) to such level, then the resulting deficiency shall be allocated ratably among all such sub-accounts for such payments to be made pursuant to the foregoing clauses (A) and (B) based on such interest, commitment, letter of credit and similar fees, and Ordinary Course Settlement Payments specified in this clause (i)); and

(ii)    second, to the payment to (A) the CDSL Principal Sub-Account, TCFSL Principal Sub-Account, and CDSN Principal Sub-Account, and any other Senior Principal Sub-Account of the P1 Debt Payment Account established in accordance with Section 3.5(d), an amount that would cause the balance of such Senior Principal Sub-Account to equal (1) the aggregate amount of principal on the respective Senior Secured Debt thereof that is then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date (in each case, excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof other than principal of any Working Capital Debt to the extent solely that the failure to prepay the same would result in an Event of Default prior to the next succeeding Monthly Transfer Date) plus (2) with respect to each type of Senior Secured Debt, on each Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date for which the principal of such Senior Secured Debt is due and payable, an amount determined by the Borrower not to exceed the amount that would cause the balance of such Senior Principal Sub-Account to equal the Monthly Amount Fraction of the SSD Accrual Amount on such Monthly Transfer Date, and (B) the IRH Termination Sub-Account, an amount that would cause the balance of the IRH Termination Sub-Account to equal the P1 Hedge Termination Amounts that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the Senior Secured Hedge Agreements (in each case, excluding any P1 Hedge Termination Amounts required to be paid in connection with any optional or mandatory prepayment of any Senior Secured Debt prior to the scheduled amortization or maturity thereof); provided, that if there are insufficient funds to fund each such sub-account in this Section 3.5(f)(ii) to such level, then the resulting deficiency shall be allocated ratably among all such sub-accounts for payments to be made pursuant to the foregoing clauses (A) and (B) based on the principal and P1 Hedge Termination Amounts specified in this clause (ii).

(g)

(i)          Amounts on deposit in the CDSL Interest and Fees Sub-Account shall be applied to the payment of interest and commitment, letter of credit and similar fees on the CD Senior Loans that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate which the Borrower will prepare in accordance with the CD Credit Agreement.

(i)

(ii)    Amounts on deposit in the TCFSL Interest and Fees Sub-Account shall be applied to the payment of interest and commitment, and similar fees on the TCF Senior Loans that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate and the TCF Credit Agreement.

(iii)    Amounts on deposit in the CDSN Interest and Fees Sub-Account shall be applied to the payment of interest and commitment, and similar fees on the CD Senior Notes that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate and the CD Senior Notes Indenture.

(iv)    Amounts on deposit in any other sub-account in the P1 Debt Payment Account established in accordance with Section 3.5(c) shall be applied to the payment of interest and commitment, letter of credit and similar fees on the respective Senior Secured Debt in respect thereof that is then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate and the relevant Senior Secured Debt Instrument.

(v)    Amounts on deposit in the IRH Settlement Sub-Account shall be applied to the Ordinary Course Settlement Payments that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate and the relevant Senior Secured Hedge Agreement.

(h)

(i)         Amounts on deposit in the CDSL Principal Sub-Account shall be applied to the payment of principal of the CD Senior Loans that is then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date (excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate which the Borrower will prepare in accordance with the CD Credit Agreement.

(ii)    Amounts on deposit in the TCFSL Principal Sub-Account shall be applied to the payment of principal of the TCF Senior Loans that is then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date (excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate and the TCF Credit Agreement.

(iii)    Amounts on deposit in the CDSN Principal Sub-Account shall be applied to the payment of principal (or redemption) of the CD Senior Notes that is then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date (excluding any principal required to be repaid in connection with any optional or mandatory prepayment (or redemption) thereof prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate and the CD Senior Notes Indenture.

(iv)    Amounts on deposit in any other sub-account in the P1 Debt Payment Account established in accordance with Section 3.5(c) shall be applied to the payment of principal of the respective Senior Secured Debt thereof that is then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date (excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate and the relevant Senior Secured Debt Instrument.

(v)    Amounts on deposit in the IRH Termination Sub-Account shall be applied to the P1 Hedge Termination Amounts that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date (in each case, excluding any P1 Hedge Termination Amounts required to be paid in connection with any optional or mandatory prepayment of any Senior Secured Debt prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate and the relevant Senior Secured Hedge Agreement.

(i)    Each Withdrawal Certificate delivered to the P1 Accounts Bank in accordance with this Section 3.5 shall set forth the requested Transfer Date and the amounts and the purposes of the requested withdrawals and transfers (including details regarding the relevant Senior Secured Obligations) to be paid from the P1 Debt Payment Account and each sub-account thereof. Following receipt of a Withdrawal Certificate pursuant to this Section 3.5(i), to the extent funds are available in the P1 Debt Payment Account or the applicable sub-account thereof, the P1 Accounts Bank shall withdraw funds from the P1 Debt Payment Account on the applicable Transfer Date and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate and the foregoing order of priority.

Section 3.6    Debt Service Reserve Accounts.

(a)    The Borrower shall deposit or cause to be deposited funds into each Debt Service Reserve Account (i) from the P1 Construction Account on the Project Completion Date as provided in Section 3.1(f)(ii), (ii) at the election of the Borrower, with the proceeds of equity contributions, Permitted Subordinated Debt, Senior Secured Debt (to the extent permitted to be utilized to fund a Debt Service Reserve Account) or with a DSR LC or a DSR Guaranty as provided in the Collateral and Intercreditor Agreement, and (iii) by transfer from the P1 Revenue Account as provided in Section 3.3(c)(iv). Interest earned on amounts in any Debt Service Reserve Account shall be retained in such Debt Service Reserve Account until transferred in accordance with Section 3.6(e).

(b)    Each Debt Service Reserve Account may be funded from time to time by a combination of cash, funds available to be drawn under a DSR LC provided pursuant to Section 3.16, and funds available to be drawn under a DSR Guaranty provided pursuant to Section 3.17. For the purposes of this Agreement and the other P1 Collateral Documents, the available stated amount of a DSR LC credited to any Debt Service Reserve Account, and the available amount under a DSR Guaranty credited to any Debt Service Reserve Account, shall be deemed on deposit in cash in such Debt Service Reserve Account.

(c)    If the amount allocated to a sub-account of the P1 Debt Payment Account in respect of any Senior Secured Debt on any Monthly Transfer Date in accordance with Section 3.5(f)(i) or Section 3.5(f)(ii) is insufficient to fund the commitment, letter of credit and similar fees and interest thereon or in respect thereof or the principal thereof (as applicable) that are then due and payable or will be payable by the Borrower prior to the next Monthly Transfer Date, then the Withdrawal Certificate delivered by the Borrower to the P1 Accounts Bank in respect of such Monthly Transfer Date shall instruct the P1 Accounts Bank to transfer funds from any Debt Service Reserve Account established in respect of such Senior Secured Debt, after giving effect, to the extent necessary, to the drawing on any DSR LC and any DSR Guaranty credited to such Debt Service Reserve Account, to such sub-account of the P1 Debt Payment Account in the amount of such shortfall (or, if less, the balance of the Debt Service Reserve Account established in respect of such Senior Secured Debt).

(d)    On each Monthly Transfer Date, after giving effect to the transfers requested to occur on such Monthly Transfer Date pursuant to Section 3.3(c), if an Account Surplus exists with respect to any Debt Service Reserve Account on such Monthly Transfer Date, the Borrower may, at the election of the Borrower, (i) direct the P1 Accounts Bank pursuant to a Withdrawal Certificate to withdraw funds on deposit in such Debt Service Reserve Account and transfer such funds to the P1 Revenue Account in accordance with the instructions contained in such Withdrawal Certificate or (ii) pursuant to a written instruction from an Authorized Officer of the Borrower, direct the P1 Collateral Agent to cause the stated amount of any DSR LC and any DSR Guaranty credited to such Debt Service Reserve Account to be reduced as specified in such written instruction (or cause such DSR Credit Support to be cancelled, terminated, released, and/or returned); provided, that in each case such withdrawals and reductions in DSR LCs and DSR Guaranties in the aggregate will not exceed the Account Surplus with respect to such Debt Service Reserve Account on such Monthly Transfer Date.

(e)    Following receipt of a Withdrawal Certificate pursuant to this Section 3.6, to the extent funds are available in any Debt Service Reserve Account, the P1 Accounts Bank shall withdraw funds from the Debt Service Reserve Account on the applicable Transfer Date and transfer such funds to the corresponding sub-account of the P1 Debt Payment Account in accordance with the instructions specified in such Withdrawal Certificate.

(f)    In connection with the entering into of any Senior Secured Debt Instrument, the Borrower shall provide the P1 Collateral Agent a certificate executed by an Authorized Officer of the Borrower that certifies as to the method of calculation of the DSRA Reserve Amount for such Debt Service Reserve Account. The P1 Collateral Agent shall not have any obligation to verify any such method or any calculation.

(g)    Upon the occurrence of the SSD Discharge Date with respect to any Senior Secured Debt and the delivery of an SSD Discharge Date Release Certificate, the P1 Accounts Bank shall promptly transfer any amounts on deposit in the relevant Debt Service Reserve Account in respect of such Senior Secured Debt to the P1 Revenue Account and such Debt Service Reserve Account shall be closed in accordance with such SSD Discharge Date Release Certificate.

Section 3.7    P1 Distribution Reserve Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Distribution Reserve Account proceeds of Relevering Debt incurred on or after the Project Completion Date (as determined by the Borrower in accordance with Section 2.5(b)(i)(C)(2) (Relevering Debt) of the Common Terms Agreement) and other amounts transferred from (i) the P1 Revenue Account as provided under Section 3.3(c)(ix) or (ii) the P1 Proceeds Account in accordance with Section 3.9(e)(ii).

(b)    If the aggregate amount on deposit in the P1 Revenue Account on any Monthly Transfer Date (after giving effect to any transfer to the P1 Revenue Account on such Monthly Transfer Date pursuant to Section 3.6(d)) is expected to be insufficient to make all of the withdrawals and transfers requested to be made on such Monthly Transfer Date pursuant to Sections 3.3(c)(i)‑Section 3.3(c)(viii), then the Borrower shall direct the P1 Accounts Bank pursuant to a Withdrawal Certificate to withdraw from the P1 Distribution Reserve Account and transfer to the P1 Revenue Account, calculated prospectively after giving effect to the transfers requested to occur on such Monthly Transfer Date pursuant to Section 3.3(c), in an amount equal to the lesser of (i) the amount that, when added to the amount then on deposit in the P1 Revenue Account, equals the aggregate amount of the withdrawals and transfers requested to be made on such date pursuant to Sections 3.3(c)(i)‑Section 3.3(c)(viii) or (ii) the entire balance then on deposit in the P1 Distribution Reserve Account.

(c)    From and after the Project Completion Date, (i) the Borrower may submit a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent requesting a withdrawal and transfer from the P1 Distribution Reserve Account to the Distribution Account of an amount not to exceed the aggregate amount of Voluntary Equity Contributions made prior to such date and used to make a mandatory prepayment required pursuant to the terms of any Senior Secured Debt Instrument in connection with a LNG Sales Mandatory Prepayment Event, (ii) so long as no Event of Default has occurred and is continuing, the Borrower may, no more than once per quarter (provided, that the P1 Accounts Bank shall have no obligation to monitor such frequency), submit a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent requesting a withdrawal and transfer from the P1 Distribution Reserve Account to the Distribution Account of the aggregate amount of Tax Distributions which could not be distributed on the preceding Quarterly Transfer Date due to the occurrence and continuation of an Event of Default as of such Quarterly Transfer Date, and (iii) the Borrower may, no more than once per month, submit a duly completed and executed Withdrawal Certificate, accompanied by a Distribution Certificate, to the P1 Accounts Bank and the P1 Collateral Agent requesting a withdrawal and transfer from the P1 Distribution Reserve Account to the Distribution Account. Each such Withdrawal Certificate and Distribution Certificate shall include the requested Distribution Date, the amount of the requested Distribution and a certification by an Authorized Officer of the Borrower that all Distribution Release Conditions will be satisfied or waived on the requested Distribution Date specified in such Withdrawal Certificate. Following receipt of such Withdrawal Certificate accompanied by a Distribution Certificate pursuant to this Section 3.7(c), the P1 Accounts Bank shall withdraw funds from the P1 Distribution Reserve Account, to the extent funds are available in the P1 Distribution Reserve Account, and transfer such funds to the Distribution Account on the Distribution Date pursuant to the instructions specified in such Withdrawal Certificate.

(d)    To the extent required by any Senior Secured Debt Instrument, the Borrower shall request transfer of amounts that have been on deposit in the P1 Distribution Reserve Account for the period specified in such Senior Secured Debt Instruments to the P1 Debt Prepayment Account and for application to (i) the mandatory prepayment of the relevant Senior Secured Debt and other amounts required to be paid in connection therewith under any Senior Secured Debt Instrument, (ii) the cash collateralization of any letters of credit to the extent required pursuant to any Senior Secured Debt Instrument and (iii) the payment of or reserving (solely to the extent permitted in connection with such prepayment pursuant to any Senior Secured Debt Instrument) for P1 Hedge Termination Amounts, in each case by delivery of a Withdrawal Certificate to the P1 Accounts Bank. From time to time, the Borrower may request transfer of amounts on deposit in the P1 Distribution Reserve Account to the P1 Debt Prepayment Account for application to the payment of or reserving (solely to the extent permitted in connection with such prepayment pursuant to any Senior Secured Debt Instrument) for P1 Hedge Termination Amounts, in each case by delivery of a Withdrawal Certificate to the P1 Accounts Bank.

(e)    The Borrower may request the transfer of amounts on deposit in the P1 Distribution Reserve Account (after giving effect to Section 3.7(b)) to the P1 Debt Prepayment Account for application to (i) the optional prepayment of the Senior Secured Debt and other amounts required to be paid in connection therewith under any Senior Secured Debt Instrument, (ii) the cash collateralization of any letters of credit to the extent required pursuant to any Senior Secured Debt Instrument in connection with such prepayment and (iii) the payment of or reserving (solely to the extent permitted in connection with such prepayment pursuant to any Senior Secured Debt Instrument) for P1 Hedge Termination Amounts, in each case by delivery of a Withdrawal Certificate to the P1 Accounts Bank.

(f)    Following receipt of a Withdrawal Certificate pursuant to this Section 3.7, to the extent funds are available in the P1 Distribution Reserve Account, the P1 Accounts Bank shall withdraw funds from the P1 Distribution Reserve Account on the applicable Transfer Date and transfer such funds to the applicable account or payee in accordance with the instructions specified in such Withdrawal Certificate.

Section 3.8    Distribution Account.

From time to time, on three days’ prior notice, the Borrower may designate in writing to the P1 Accounts Bank and the P1 Collateral Agent a deposit account or securities account established with a financial institution of the Borrower’s choice to be the “Distribution Account” for purposes of this Agreement. Neither the Distribution Account nor any cash, securities, investments, financial assets or other items of property from time to time held or deposited in, or credited to, the Distribution Account shall be part of the Collateral or subject to any Lien in favor of the Senior Secured Parties. The Distribution Account shall not be a “P1 Account” for purposes of this Agreement and the other P1 Collateral Documents. The Borrower may withdraw funds from and make payments and transfers out of the Distribution Account at any time and for any purpose whatsoever, in the sole discretion of the Borrower, and without any condition whatsoever.

Section 3.9    P1 Proceeds Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Proceeds Account (i) the following amounts (without duplication) to the extent finally allocated to, and actually received by, the Borrower (A) all Asset Sale Proceeds, (B) all Common Facilities Proceeds, (C) all Performance Liquidated Damages, and (D) all Termination Payments and (ii) any Voluntary Equity Contributions made to fund any amounts payable in accordance with Section 3.9(e).

(b)    Within five Business Days after becoming aware of any amounts credited to the P1 Proceeds Account, the Borrower shall deliver to the P1 Accounts Bank and the P1 Collateral Agent a Proceeds Certificate setting forth the source and nature of such amounts and the required or permitted application thereof in accordance with the Senior Secured Credit Documents and Section 3.9(e).

(c)    If amounts in respect of more than one payment (or series of payments) are at any time on deposit in the P1 Proceeds Account, then at the request of the Borrower pursuant to a Proceeds Certificate, the P1 Accounts Bank shall, in accordance with such Proceeds Certificates and Section 2.4, establish any separate sub-accounts requested by the Borrower and transfer the specified amounts to such sub-accounts.

(d)    The Borrower shall direct all persons that make payments described in Section 3.9(a) to make such payments directly to the P1 Accounts Bank for deposit into the P1 Proceeds Account. If, notwithstanding the foregoing, the Borrower shall receive any of the foregoing amounts described in Section 3.9(a), the Borrower shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the P1 Accounts Bank for deposit to the P1 Proceeds Account.

(e)    The Borrower shall only direct that amounts on deposit in the P1 Proceeds Account (and any sub-account thereof) be (i) in the case of Asset Sale Proceeds, applied as permitted pursuant to Section 9.3 (Asset Sale Proceeds) of the Collateral and Intercreditor Agreement to purchase replacement Property, (ii) in the case of any proceeds with respect to any Performance Liquidated Damages and any Termination Payments, applied as permitted pursuant to Section 9.4(b) (Performance Liquidated Damages and Termination Payments) of the Collateral and Intercreditor Agreement to rectify damages or losses or to make any indemnity payments, and (iii) in the case of Common Facilities Proceeds, transferred as directed by the Borrower (A) to any Debt Service Reserve Account in an amount sufficient to fund such Debt Service Reserve Account up its applicable DSRA Reserve Amount and (B) thereafter to the Distribution Account so long as (1) no Default or Event of Default has occurred and is continuing and (2) each Debt Service Reserve Account has been funded up to its applicable DSRA Reserve Amount.

(f)    The Borrower may, to the extent permitted by Section 3.9(e) (and the Borrower shall, to the extent required at any time pursuant to the applicable provisions of Article 9 (Application of Collateral Proceeds) of the Collateral and Intercreditor Agreement) direct amounts on deposit in the P1 Proceeds Account be (i) transferred to the RGLNG Funding Account for further application to Operating Costs, EPC CAPEX, or Owners’ Costs, (ii) withdrawn to fund other costs and expenses to be made from the P1 Proceeds Accounts, (iii) transferred to the P1 Debt Prepayment Account for application to (A) the prepayment of Senior Secured Debt and other amounts required to be paid in connection therewith under any Senior Secured Debt Instrument, (B) the cash collateralization of any letters of credit to the extent required pursuant to any Senior Secured Debt Instrument, and (C) payment of or reserving (solely to the extent permitted in connection with such prepayment pursuant to any Senior Secured Debt Instrument) for P1 Hedge Termination Amounts in accordance herewith and with any applicable Senior Secured Debt Instrument, (iv) in accordance with Section 3.9(e)(iii), as directed by the Borrower, transferred to a Debt Service Reserve Account or the Distribution Account, (v) transferred to the Distribution Account in accordance with Section 9.4(b)(iii) (Performance Liquidated Damages and Termination Payments) of the Collateral and Intercreditor Agreement, or (vi) transferred to the P1 Distribution Reserve Account, in each case, by submitting a duly completed and executed Withdrawal Certificate, accompanied by a copy of the applicable Proceeds Certificate, to the P1 Accounts Bank and the P1 Collateral Agent no later than five Business Days prior to the applicable Transfer Date. Each such Withdrawal Certificate and Proceeds Certificate shall specify the amount of each requested withdrawal and transfer from the P1 Proceeds Account, the relevant P1 Account(s), Common Account(s) or Person(s) to which each such withdrawal and transfer is to be made (including any necessary wire transfer information), the purpose of each requested withdrawal and transfer, the requested Transfer Date for each such withdrawal and transfer, which date in each case shall be in accordance with the terms of this Section 3.9(e), and such other supporting data and documentation as is required to be provided under this Agreement and any other Senior Secured Debt Instrument (if any). On each applicable Transfer Date, to the extent funds are available in the relevant sub-account of the P1 Proceeds Account, the P1 Accounts Bank shall withdraw funds from the relevant sub-account of the P1 Proceeds Account and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate.

Section 3.10    P1 Insurance Proceeds Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Insurance Proceeds Account all Loss Proceeds to the extent finally allocated to, and actually received by, the Borrower in accordance with Section 10.3.2 (Transfers from Common Proceeds Account) of the Common Accounts Agreement or any Voluntary Equity Contributions made to fund amounts payable in accordance with Section 3.10(d).

(b)    Within five Business Days after becoming aware of any amounts credited to the P1 Insurance Proceeds Account, the Borrower shall deliver to the P1 Accounts Bank and the P1 Collateral Agent an Insurance Proceeds Certificate setting forth the source and nature of such amounts and the required or permitted application thereof in accordance with Section 9.2 (Loss Proceeds) of the Collateral and Intercreditor Agreement.

(c)    The Borrower shall direct all Loss Proceeds that it is entitled to pursuant to the CFAA or to which it is otherwise entitled to be deposited into the P1 Insurance Proceeds Account. If, notwithstanding the foregoing, the Borrower shall receive any such Loss Proceeds, the Borrower shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the P1 Accounts Bank for deposit to the P1 Insurance Proceeds Account.

(d)    The Borrower may (or in the case of clause (iii) below, shall) direct that amounts on deposit in the P1 Insurance Proceeds Account be (i) on each Monthly Transfer Date, applied to fund Restoration Work set forth in any Restoration Plan (as defined in the Definitions Agreement) prepared in compliance with the CFAA and each Senior Secured Debt Instrument, (ii) applied to the reimbursement in accordance with Section 9.2(b)(ii) (Loss Proceeds) of the Collateral and Intercreditor Agreement (by transfer to the Distribution Account) of Voluntary Equity Contributions made to the P1 Insurance Proceeds Account to the extent such Voluntary Equity Contributions were used to fund Restoration Work, and (iii) otherwise applied in accordance with Article 9 (Application of Collateral Proceeds) of the Collateral and Intercreditor Agreement, transferred to the P1 Debt Prepayment Account for application to (A) the prepayment of Senior Secured Debt and any other amounts required to be paid in connection therewith under any Senior Secured Debt Instrument, (B) the cash collateralization of any letters of credit to the extent required pursuant to any Senior Secured Debt Instrument, and (C) payment of or reserving (solely to the extent permitted in connection with such prepayment pursuant to any Senior Secured Debt Instrument) for P1 Hedge Termination Amounts in accordance herewith and with any applicable Senior Secured Debt Instrument, in each case, by submitting a duly completed and executed Withdrawal Certificate, accompanied by a copy of the applicable Insurance Proceeds Certificate, to the P1 Accounts Bank and the P1 Collateral Agent no later than ten Business Days prior to the applicable Transfer Date. Each such Withdrawal Certificate and Insurance Proceeds Certificate shall specify the amount of each requested withdrawal and transfer from the P1 Insurance Proceeds Account, the requested Transfer Date for such transfer, and such other supporting data and documentation as is required to be provided under this Agreement and any other Senior Secured Debt Instrument (if any). On the Transfer Date, to the extent funds are available in the P1 Insurance Proceeds Account, the P1 Accounts Bank shall withdraw funds from the P1 Insurance Proceeds Account and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate.

Section 3.11    P1 Debt Prepayment Account.

(a)    The Borrower shall deposit all Senior Secured Debt or Voluntary Equity Contributions that are to be used to prepay other Senior Secured Debt directly in the P1 Debt Prepayment Account. The Borrower shall transfer funds into the P1 Debt Prepayment Account (i) in accordance with Section 3.1(a)(i)(B), Section 3.3(c)(v), Section 3.3(c)(vi), Section 3.7(d), Section 3.9(e), and Section 3.10(d)(ii), (ii) with proceeds of Replacement Debt to be used to prepay other Senior Secured Debt, and (iii) with proceeds of Voluntary Equity Contributions to be used to prepay any Senior Secured Debt. The Borrower may transfer funds to the P1 Debt Prepayment Account in accordance with Section 3.7(e) or Section 3.9(f).

(b)    The following separate sub-accounts are hereby established and created within the P1 Debt Prepayment Account:

(i)    a sub-account (account no. [***]) thereof entitled “[***]”;

(ii)    a sub-account (account no. [***]) thereof entitled “[***]”;

(iii)    a sub-account (account no. [***]) thereof entitled “[***]”;

(iv)    a sub-account (account no. [***]) thereof entitled “[***]”.

(c)    The Borrower shall establish and maintain additional sub‑accounts in the P1 Debt Prepayment Account in respect of prepayments of any Senior Secured Debt incurred after the date hereof and from which all such payments shall be made.

(d)    Upon the occurrence of the SSD Discharge Date with respect to any Senior Secured Debt and the delivery of an SSD Discharge Date Release Certificate, the Borrower may direct the P1 Accounts Bank in writing to close the relevant sub-account of the P1 Debt Prepayment Account.

(e)    Upon receipt of funds in the P1 Debt Prepayment Account in accordance with Section 3.11(a)(i), the P1 Collateral Agent shall direct in writing the P1 Accounts Bank to allocate such funds among the various sub-accounts thereof in accordance with Section 9.7 (Application of Collateral Proceeds to the Senior Secured Obligations Prior to an Enforcement Action) or Section 9.8 (Application of Collateral Proceeds to the Senior Secured Obligations Following an Enforcement Action) of the Collateral and Intercreditor Agreement, as applicable. Upon receipt of funds in the P1 Debt Prepayment Account in accordance with Section 3.11(a)(ii), the P1 Collateral Agent shall direct in writing the P1 Accounts Bank to allocate such funds among the various sub-accounts thereof in accordance with Article 10 (Application of Replacement Debt to the Senior Secured Obligations) of the Collateral and Intercreditor Agreement.

(f)    On the date required by each relevant Senior Secured Debt Instrument, amounts allocated to each sub-account of the P1 Debt Prepayment Account (other than the IRH Termination Prepayment Sub-Account) shall be withdrawn at the direction of the Borrower, by submitting a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent for prepayment of the relevant Senior Secured Debt and other Senior Secured Obligations required to be paid in connection therewith pursuant to the Senior Secured Credit Documents.

(g)    Amounts allocated to the IRH Termination Prepayment Sub-Account shall be withdrawn at the direction of the Borrower, by submitting a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent, for payment of P1 Hedge Termination Amounts resulting from prepayments of Senior Secured Debt. If any amount deposited in the IRH Termination Prepayment Sub-Account is not used to pay P1 Hedge Termination Amounts within thirty days, then the P1 Collateral Agent shall (upon the instruction of the P1 Intercreditor Agent) instruct in writing the P1 Accounts Bank to reallocate such amounts by specified transfers among the various sub-accounts of the P1 Debt Prepayment Account in accordance with the Collateral and Intercreditor Agreement and reallocated in accordance with Section 3.11(e) and applied in accordance with Section 3.11(f) and this Section 3.11(g).

Section 3.12    P1 Capital Improvement Account.

(a)    The Borrower shall deposit or cause to be deposited into the P1 Capital Improvement Account the proceeds of equity contributions to the Borrower, Supplemental Debt, and Permitted Subordinated Debt, in each case, incurred or contributed to (i) fund RCI EPC CAPEX and RCI Owners’ Costs in accordance with the CFAA that are not deposited directly in the RGLNG Funding Account in accordance with the Common Accounts Agreement or (ii) for the purposes set forth in Section 3.12(b)(ii).

(b)    The Borrower shall request transfers from the P1 Capital Improvement Account to (i) the RGLNG Funding Account or (ii) the Distribution Account the amount of reimbursements of Voluntary Equity Contributions using the proceeds of Supplemental Debt to the extent such Voluntary Equity Contributions were used to finance a Capital Improvement, so long as, as of the date of such transfer pursuant to this clause (ii) either such Capital Improvement has been completed or the Borrower has certified (and the Independent Engineer has confirmed its concurrence with such certification (such confirmation not to be unreasonably withheld or delayed), pursuant to Annex II to the Withdrawal Certificate or otherwise) that, immediately after making such payment, the Borrower will have sufficient funds to complete such Capital Improvement.

(c)    The Borrower shall request transfers from the P1 Capital Improvement Account by submitting a duly completed and executed Withdrawal Certificate to the P1 Accounts Bank and the P1 Collateral Agent. Each such Withdrawal Certificate in respect of transfers pursuant to Section 3.12(b)(i) shall attach the Capital Improvement Plan (as defined in the Definitions Agreement) in respect of the relevant Capital Improvement to be funded by the relevant transfer, specify the amount of such transfer from the P1 Capital Improvement Account, the requested Transfer Date for such transfer, and such other supporting data and documentation as is required to be provided under this Agreement (if any).

Section 3.13    P1 Construction Equity Collateral Account.

(a)    The Borrower may, from time to time, by written direction to the P1 Accounts Bank establish one or more additional accounts for purposes of establishing credit support requirements under the P1 Equity Contribution Agreement (each, a “P1 Construction Equity Collateral Account”).

(b)    The P1 Collateral Agent shall deposit any amounts drawn under any Equity LC or any Equity Guaranty (each as defined in the P1 Equity Contribution Agreement) into the P1 Construction Equity Collateral Account in accordance with Section 2.2(d) (Equity Credit Support) of the P1 Equity Contribution Agreement. The P1 Collateral Agent may, from time to time at the direction of the P1 Intercreditor Agent, pursuant to a written direction to the P1 Accounts Bank direct the transfer of amounts on deposit in any P1 Construction Equity Collateral Account to the P1 Construction Account pursuant to, and in accordance with Sections 2.1(c) (Equity Funding), 2.2(c) (Equity Credit Support), 3.1(c) (Acceleration of Equity Payments), or 3.1(d) (Acceleration of Equity Payments) of the P1 Equity Contribution Agreement.

(c)    The Borrower may, by delivery of a Withdrawal Certificate to the P1 Accounts Bank, countersigned by the P1 Collateral Agent, transfer amounts on deposit in any P1 Construction Equity Collateral Account to the Person(s) specified by the Borrower in such written direction. The P1 Collateral Agent shall countersign any such written direction by the Borrower upon any request by the Pledgor to the P1 Collateral Agent in accordance with Section 2.2(e) or Section 2.2(f) (Equity Credit Support) of the P1 Equity Contribution Agreement.

Section 3.14    Investment of Funds in P1 Accounts.

(a)    Subject to Section 3.15, all cash deposited in or credited to the P1 Accounts shall be held in cash or invested by the P1 Accounts Bank in an interest bearing demand deposit account at JPMorgan Chase Bank, N.A. Any earnings and income shall become part of the P1 Accounts and disbursed in accordance with this Agreement. The P1 Accounts Bank is hereby authorized and directed to sell or redeem such investments as it deems necessary to make any payments or distributions required under this Agreement. Interest bearing demand deposit accounts have rates of compensation that may vary from time to time as determined by the P1 Accounts Bank. The P1 Accounts may be invested in Permitted Investments as specifically directed by (i) the Borrower at any time other than during a Control Period pursuant to a writing executed by an Authorized Officer of the Borrower and delivered to P1 Accounts Bank and (ii) as directed by the P1 Collateral Agent (in accordance with the Collateral and Intercreditor Agreement and at the direction of the P1 Intercreditor Agent) during any Control Period pursuant to a writing executed by an Authorized Officer of the P1 Collateral Agent and delivered to P1 Accounts Bank; provided, that if the Borrower or the P1 Collateral Agent fails to so direct the P1 Accounts Bank, then such amounts held in the P1 Accounts shall be held in an interest bearing demand deposit account. The P1 Accounts Bank shall invest in a particular Permitted Investment only if the P1 Accounts Bank’s project finance account bank business offers such Permitted Investment and if the Parties have executed any additional documentation required by the P1 Accounts Bank to invest in such Permitted Investment. The Borrower shall direct the P1 Accounts Bank to make Permitted Investments such that they will mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Agreement. The Borrower’s and the P1 Collateral Agent’s right, as applicable, to direct the manner of investment includes the right (x) to direct the P1 Accounts Bank to sell any Permitted Investment or hold it until maturity, (y) upon any sale or maturity of any Permitted Investment, to direct the P1 Accounts Bank to reinvest the proceeds thereof, plus any interest and investment gains received by the P1 Accounts Bank thereon, in Permitted Investments or to hold such proceeds, interest and gains for application pursuant to the terms of this Agreement, and (z) to exercise any voting rights with respect to any Permitted Investment. The P1 Accounts Bank will not provide supervision, recommendations or advice relating to either the investment of moneys held in the P1 Accounts or the purchase, sale, retention or other disposition of any investment described herein, and each other Party acknowledges that it was not offered any investment, tax or accounting advice or recommendation by the P1 Accounts Bank with regard to any investment and has made an independent assessment of the suitability and appropriateness of any investment selected hereunder for purposes of this Agreement. The P1 Accounts Bank shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The P1 Accounts Bank is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the P1 Accounts Bank or for any third person or dealing as principal for its own account. The P1 Accounts Bank has no responsibility to determine whether any investment satisfies any investment criteria, including, without limitation, whether any investment is a Permitted Investment. Such investment will not be held in the P1 Accounts Bank’s name nor will the P1 Accounts Bank be custodian for the same. The P1 Accounts Bank shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) furnished in any report or statement may be obtained from third party sources and is furnished for the exclusive use of the Parties. The P1 Accounts Bank has no responsibility whatsoever to determine the market or other value and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale.

(b)    In the event cash is required for the making of any withdrawal or transfer in accordance with this Agreement (it being understood that cash shall not be required for any transfer between P1 Accounts unless Permitted Investments do not exist in the P1 Account from which funds are being transferred in appropriate amounts in order to permit such transfer), the Borrower shall instruct the P1 Accounts Bank to cause Permitted Investments to be sold or otherwise liquidated into cash, and if the Borrower shall fail to cause such sale or liquidation at least three Business Days prior to the date of such withdrawal or transfer, the P1 Accounts Bank may (but shall not be obligated to) cause such sale or liquidation without the need for any consent or approval from the Borrower or the P1 Collateral Agent, in each case without regard to maturity, as and to the extent necessary in order to make such withdrawals or transfers. Subject to Section 3.15, the P1 Accounts Bank shall comply with any instruction from the Borrower or the P1 Collateral Agent with respect to any such liquidation of Permitted Investments. In the event any such investments are so redeemed prior to the maturity thereof, none of the P1 Accounts Bank, the P1 Collateral Agent, nor any other Senior Secured Party shall be liable for any loss or penalties relating thereto.

(c)    All interest or other income earned under this Agreement shall be allocated to Borrower and reported by the P1 Accounts Bank to the IRS, or any other taxing authority, on IRS Form 1099 or 1042 (or other appropriate form) as income earned from the P1 Accounts by Borrower whether or not said income has been distributed during such year. The P1 Accounts Bank shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Borrower and the P1 Collateral Agent hereby represent to the P1 Accounts Bank that no other tax withholding or information reporting of any kind is required by the P1 Accounts Bank.

(d)    Whenever the Borrower directs the P1 Accounts Bank to purchase or effect a Permitted Investment credited to any P1 Account that is not represented or evidenced by certificates or instruments capable of possession, the Borrower shall notify the P1 Collateral Agent in writing of such directed purchase or Permitted Investment to be effected and, upon the request of the P1 Collateral Agent, the P1 Accounts Bank will deliver such information to the P1 Collateral Agent as may be reasonably necessary to enable the P1 Collateral Agent to take all necessary action, including giving confirmations and notices to record the P1 Collateral Agent’s interest therein, as required by the UCC to perfect a first priority security interest therein for the benefit of the P1 Collateral Agent (on behalf of the Senior Secured Parties). The P1 Collateral Agent shall have no obligation to take any such perfection steps without instruction to do so in accordance with the Collateral and Intercreditor Agreement.

Section 3.15    Defaults and Remedies.

(a)    Without limiting the P1 Collateral Agent’s or any other Senior Secured Party’s rights or remedies under this Agreement or any of the other Senior Secured Credit Documents, including the Security Agreement, the P1 Collateral Agent shall have the right (but not the obligation, unless instructed pursuant to the Collateral and Intercreditor Agreement) to deliver to the P1 Accounts Bank and the Borrower a Control Notice at any time that an Event of Default has occurred and is continuing. The P1 Collateral Agent agrees that (i) it shall not deliver any Control Notice unless an Event of Default has occurred and is continuing and it has been instructed pursuant to the Collateral and Intercreditor Agreement, and (ii) upon such Event of Default ceasing to exist (as confirmed to the P1 Collateral Agent pursuant to the Collateral and Intercreditor Agreement), it shall promptly deliver a Control Notice Withdrawal to the P1 Accounts Bank and the Borrower. So long as its costs and expenses are reimbursed in accordance with Section 4.7, the P1 Accounts Bank shall execute and deliver (or cause to be executed and delivered) to the P1 Collateral Agent all proxies and other instruments as the P1 Collateral Agent may reasonably request in writing hereunder or pursuant to the Security Agreement for the purpose of enabling the P1 Collateral Agent (on behalf of the Senior Secured Parties) to exercise any voting or other consensual rights pertaining to the P1 Accounts and the funds or assets therein, which rights the P1 Collateral Agent shall exercise in accordance with the Collateral and Intercreditor Agreement.

(b)    During any Lock-Up Period, notwithstanding anything to the contrary contained in this Agreement, the P1 Accounts Bank shall (i)  accept all notices and instructions required or permitted to be given to the P1 Accounts Bank pursuant to the terms of this Agreement only from the P1 Collateral Agent, and shall comply only with instructions directing the disposition of funds in the P1 Accounts that are originated by the P1 Collateral Agent (and not any such instructions originated by the Borrower or any other Person (except as otherwise provided in Section 4.4), unless countersigned by the P1 Collateral Agent), and (ii) not withdraw, transfer, pay or otherwise distribute any funds in any of the P1 Accounts except pursuant to such notices and instructions from the P1 Collateral Agent. The P1 Collateral Agent shall deliver to the Borrower a copy of any such written instructions to the P1 Accounts Bank from the P1 Collateral Agent during a Lock-Up Period; provided, that the failure to deliver any such copy to the Borrower shall not affect or limit in any way the P1 Accounts Bank’s agreement and obligation to comply with such instructions.

(c)    The proceeds of any sale, collection, disposition or other realization by the P1 Collateral Agent upon the P1 Account Collateral (or any portion thereof) shall be applied toward the payment of the Senior Secured Obligations in accordance with the Collateral and Intercreditor Agreement. It is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the P1 Account Collateral and any other Collateral and the aggregate sum of the Senior Secured Obligations.

(d)    The P1 Collateral Agent may exercise in respect of the P1 Accounts, in addition to other rights and remedies provided for herein, in the Security Agreement, or otherwise available to it, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of the Senior Secured Credit Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the P1 Accounts, and to cause the P1 Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as the P1 Collateral Agent may elect in accordance with the terms of the Senior Secured Credit Documents.

(e)    Any surplus of such amounts or proceeds remaining in the P1 Accounts after the Discharge Date shall be paid over to the Borrower as directed in writing by the Borrower or as otherwise contemplated pursuant to Section 4.4. No right, power or remedy herein conferred upon or reserved to the P1 Collateral Agent or the other Senior Secured Parties is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by Government Rule, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at Government Rule or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the P1 Collateral Agent or the other Senior Secured Parties may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

Section 3.16    DSR LCs.

(a)    The Borrower may post DSR LCs to the Debt Service Reserve Accounts in accordance with the Collateral and Intercreditor Agreement. Upon the delivery of each such DSR LC by the Borrower to the P1 Collateral Agent, the Borrower shall notify the P1 Accounts Bank in writing of the stated amount of such DSR LC for purposes of the administration of this Agreement.

(b)    Upon any drawing of any DSR LC the P1 Collateral Agent shall deposit, or direct the deposit, of the proceeds of such drawing in the relevant Debt Service Reserve Account in accordance herewith.

(c)    If at any time (i) any issuer of a DSR LC credited to any Debt Service Reserve Account in accordance with this Section 3.16 ceases, for any reason, to be a Qualifying LC Issuer and such DSR LC has not been replaced with another DSR LC within fifteen days, (ii) the P1 Collateral Agent shall have received notice from the issuing bank thereof that a DSR LC credited to any such Debt Service Reserve Account will not be renewed and such DSR LC is not renewed or replaced at least thirty days prior to any expiration or termination of such DSR LC, (iii) a DSR LC otherwise fails to qualify as a DSR LC and is not replaced with another DSR LC within fifteen days after such failure, or (iv) the Qualifying LC Issuer does not provide its consent to a transfer of such DSR LC to a replacement P1 Collateral Agent and such DSR LC is not replaced by a DSR LC in favor of the replacement P1 Collateral Agent by the date on which such replacement P1 Collateral Agent is appointed, then, in each such case, the P1 Collateral Agent shall notify the P1 Accounts Bank and draw the entire remaining available amount of such DSR LC and deposit the proceeds of such drawing into such Debt Service Reserve Account; provided, that no such drawing shall be made if, prior to the date specified for the making of such drawing (or, if later, before such drawing occurs), the Borrower shall have (A) deposited cash into the applicable Debt Service Reserve Account or (B) delivered a DSR LC or a DSR Guaranty to be credited to such Debt Service Reserve Account, in each case, in an amount equal to the then undrawn face amount of such affected DSR LC.

(d)    Upon the posting of any DSR Third Party LC, the P1 Accounts Bank shall, pursuant to a Withdrawal Certificate delivered by the Borrower, transfer an amount determined by the Borrower not to exceed the stated amount of such DSR Third Party LC to the Person(s) specified by the Borrower in such written direction.

Section 3.17    DSR Guaranties.

(a)    The Borrower may post DSR Guaranties to the Debt Service Reserve Accounts in accordance with the Collateral and Intercreditor Agreement. Upon the delivery of each such DSR Guaranty by the Borrower to the P1 Collateral Agent, the Borrower shall notify the P1 Accounts Bank in writing of the stated amount of such DSR Guaranty for purposes of the administration of this Agreement.

(b)    Upon any drawing of any DSR Guaranty (i) the P1 Collateral Agent shall deposit, or direct the deposit, of the proceeds of such drawing in the relevant P1 Account in accordance herewith and (ii) the Borrower shall notify the P1 Accounts Bank of the remaining stated amount of such DSR Guaranty, if any.

(c)    If at any time (i) any issuer of a DSR Guaranty credited to any Debt Service Reserve Account in accordance with this Section 3.17 ceases, for any reason, to be an Acceptable DSR Guarantor and such DSR Guaranty has not been replaced within fifteen days or (ii) a DSR Guaranty credited to any such Debt Service Reserve Account has not been renewed or replaced at least thirty days prior to any expiration or termination of such DSR Guaranty, or (iii) the issuer of a DSR Guaranty does not provide its consent to a transfer of such DSR Guaranty to a replacement P1 Collateral Agent, then, in each such case, the P1 Collateral Agent shall notify the P1 Accounts Bank and draw the entire remaining available amount of such DSR Guaranty and deposit the proceeds of such drawing into such Debt Service Reserve Account; provided, that no such drawing shall be made if, prior to the date specified for the making of such drawing (or, if later, before such drawing occurs), the Borrower shall have (A) deposited cash into the applicable Debt Service Reserve Account or (B) delivered a DSR Guaranty to be credited to such Debt Service Reserve Account, in each case, in an amount equal to the then undrawn face amount of such affected DSR Guaranty.

(d)    Upon the posting of any DSR Guaranty (or any amendment to any DSR Guaranty to increase the amount available thereunder), the P1 Accounts Bank shall, pursuant to a Withdrawal Certificate delivered by the Borrower, transfer an amount determined by the Borrower not to exceed the stated amount of such DSR Guaranty to the Person(s) specified by the Borrower in such written direction.

Section 3.18    DSR Credit Support.

Any time a drawing under DSR Credit Support credited to any Debt Service Reserve Account is required to be made pursuant to the terms hereof, drawings shall be made pro rata among all DSR Credit Support with respect to such Debt Service Reserve Account; provided, that, upon any failure by the issuer of any DSR Credit Support to honor such drawing in accordance with the terms thereof, the P1 Collateral Agent shall draw on all other DSR Credit Support pro rata.

ARTICLE IV
P1 ACCOUNTS BANK

Section 4.1    General.

The provisions of this Article IV are solely for the benefit of the P1 Accounts Bank, and each other Senior Secured Party and, except to the extent expressly provided in this Article IV, the Borrower shall have no rights under this Article IV against the P1 Accounts Bank or any other Senior Secured Party, except in the case of gross negligence or willful misconduct of the P1 Accounts Bank, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction. Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the eligibility of or affording protection to the P1 Accounts Bank shall be subject to the provision of this Article IV.

Section 4.2    P1 Accounts Bank, Powers and Immunities.

(a)    The P1 Accounts Bank shall take all actions in accordance with the express provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the P1 Accounts Bank shall not be required to take any action which is contrary to this Agreement or applicable Government Rules.

(b)    The P1 Accounts Bank shall not be deemed to have knowledge of the occurrence of a Default, an Event of Default, the Project Completion Date, or any other prerequisite, condition or requirement unless the P1 Accounts Bank shall have received written notice from the Borrower or the P1 Collateral Agent that such Default, Event of Default, Project Completion Date, or other prerequisite, condition or requirement has occurred, and the P1 Accounts Bank shall not be deemed to have knowledge that any Default or Event of Default has been remedied or waived or has otherwise ceased to be continuing unless the P1 Accounts Bank shall have received written notice from the P1 Collateral Agent specifically informing the P1 Accounts Bank that such Default or Event of Default has been remedied or waived or has otherwise ceased to be continuing. The P1 Accounts Bank may conclusively rely on the P1 Collateral Agent or the Borrower in determining whether a Default, an Event of Default, the Project Completion Date, or any other prerequisite, condition or requirement notified to the P1 Accounts Bank as having been met or satisfied has occurred (it being acknowledged and agreed that if the P1 Accounts Bank receives any conflicting notices, orders, requests, waivers, consents, receipts or other papers or documents hereunder, the applicable notice, order, request, waiver, consent, receipt or other paper or document from the P1 Collateral Agent shall control). The P1 Collateral Agent shall promptly deliver written notice of the occurrence of the Project Completion Date to the P1 Accounts Bank.

(c)    The P1 Accounts Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the P1 Collateral Agent or the Borrower and shall be fully protected in relying on such instructions. The P1 Accounts Bank shall have the right at any time, in the case of ambiguous or (other than as addressed in Section 4.2(b)) conflicting instructions, to seek instructions concerning the administration of this Agreement from the Borrower, in consultation with the P1 Collateral Agent, or any court of competent jurisdiction, and shall have the right to refrain from taking action until such ambiguity is resolved. The P1 Accounts Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement. The P1 Accounts Bank shall not be bound to account to any Senior Secured Party for any sum or profit element of any sum received by it for its own account. The P1 Accounts Bank may execute any of its powers or perform any of its duties under this Agreement either directly or by or through affiliates, agents, attorneys, custodians or nominees in any such case appointed with due care, and shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed.

(d)    The rights, privileges, protections, immunities and benefits given to the P1 Accounts Bank, including its rights to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed by the P1 Accounts Bank in accordance with this Agreement to act under this Agreement. When acting in its capacity as a Senior Secured Debt Holder, the P1 Accounts Bank may exercise all rights and powers in such capacity as a Senior Secured Debt Holder as if it were not the P1 Accounts Bank. The P1 Accounts Bank shall have no obligation to request the deposit of any funds referred to in this Agreement into the P1 Accounts. The P1 Accounts Bank shall have no obligation to monitor compliance by the Borrower or the P1 Collateral Agent with any requirements of, or obligations under, any Transaction Document. The P1 Accounts Bank shall not be obligated to ensure that funds withdrawn from any account are actually applied for the purpose for which they were withdrawn.

(e)    The P1 Accounts Bank shall not be responsible for (i) the calculation of any amounts to be distributed under the terms of this Agreement, (ii) the accuracy of any such calculations provided to it or the compliance of any such calculation with the terms of any Transaction Document, (iii) the determination of the identity of any recipients of payments, (iv) the determination of the order or priority of payments, (v) the determination of whether any conditions precedent to any payment hereunder have been satisfied or waived, or (vi) verifying the validity of any signature on a Withdrawal Certificate or other certificate delivered under this Agreement purporting to be a signature of the Independent Engineer, or otherwise ascertaining or verifying the identity of the Independent Engineer. All instructions, directions, certificates and notices provided to the P1 Accounts Bank by the Borrower or the P1 Collateral Agent hereunder shall be in writing and signed by an Authorized Officer of the Borrower or the P1 Collateral Agent, as applicable. All amounts deposited in the P1 Accounts pursuant to this Agreement shall include an instruction as to the amount and the P1 Account to which such amounts shall be credited. All instructions or directions delivered to the P1 Accounts Bank that require the transfer or distribution of funds, other than to another P1 Account, including Withdrawal Certificates, shall contain wire instructions for such transfer or distribution and, if no such instructions are included, the P1 Accounts Bank shall have no obligation to transfer or distribute (and no liability for its failure to transfer or distribute) the amounts requested to be transferred or distributed until proper wire instructions are received; provided, that the P1 Accounts Bank shall endeavor to promptly inform the Borrower or the P1 Collateral Agent, as applicable, of any such failure to transfer or distribute due to the absence of wire instructions contained in any such instructions or directions. The P1 Accounts Bank may conclusively presume that any certificate, request, or other document required to be delivered to the P1 Collateral Agent or any other Person has in fact been delivered to the P1 Collateral Agent or such other Person as required by this Agreement. Without limiting the foregoing, the P1 Accounts Bank shall be required to make payments to other Senior Secured Parties or other Persons only as set forth herein.

(f)    Each of the Borrower and the P1 Collateral Agent hereby confirm receipt of Schedule 2 hereto and Schedule 3 hereto and agree to comply with the requirements therein and acknowledge the disclosures of the P1 Accounts Bank therein, and that any instructions related to the transfer or distribution of funds in P1 Accounts (including any Control Notices, Noncompliance Notices and changes of Authorized Officers) shall be subject to the terms of Schedule 2.

(g)    The P1 Accounts Bank shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the P1 Accounts Bank.

(h)    The P1 Accounts Bank shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Agreement.

(i)    Neither the P1 Accounts Bank nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of any duties or obligations of the Borrower or P1 Collateral Agent, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The P1 Accounts Bank may assume performance by all such Persons of their respective obligations. The P1 Accounts Bank shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person. The P1 Accounts Bank shall not be liable or responsible for the failure of the Borrower or P1 Collateral Agent to perform any act required of them by this Agreement.

(j)    The parties hereto acknowledge that the P1 Accounts Bank shall not be obligated to ensure that funds withdrawn from any account are actually applied for the purpose for which they were withdrawn.

Section 4.3    Reliance by P1 Accounts Bank.

The P1 Accounts Bank shall be entitled to conclusively rely upon and shall not be required to make any investigation into the facts or matters stated in any certificate or any other notice or other document (including any Withdrawal Certificate, instruction or payment direction) believed by it in good faith to be genuine and to have been signed, counter-signed or sent by or on behalf of the proper Person or Persons, and shall have no liability for its actions taken in reliance upon such matters (except for its own gross negligence or willful misconduct, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction). The P1 Accounts Bank shall be fully justified in failing or refusing to take any action under this Agreement if (a) such action would, in the reasonable opinion of the P1 Accounts Bank, be contrary to applicable Government Rules or the terms of this Agreement, (b) such action is not specifically provided for in this Agreement or (c) in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement (whether such action is or is intended to be an action of the P1 Accounts Bank or the P1 Collateral Agent), it shall not first be indemnified to its satisfaction by the Senior Secured Creditors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The P1 Accounts Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with any instruction or payment direction from the Borrower or the P1 Collateral Agent, and such instruction or payment direction from the Borrower or the P1 Collateral Agent and any action taken or failure to act pursuant thereto shall be binding upon all the Senior Secured Parties. Upon request by the P1 Accounts Bank, the P1 Collateral Agent agrees to provide, to the extent available, (i) such documentation as the P1 Accounts Bank may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the P1 Collateral Agent or any other Person and (ii) any other information that the P1 Accounts Bank may reasonably request in connection with the performance of its responsibilities under this Agreement. In the event that the P1 Accounts Bank is required to perform any action on a particular date only following the delivery of an instruction, payment direction or other document, the P1 Accounts Bank shall be fully justified in failing to perform such action if it has not first received such instruction, payment direction or other document and shall be fully justified in continuing to fail to perform such action until such time as it has received such instruction, payment direction or other document.

Section 4.4    Court Orders.

The P1 Accounts Bank is hereby authorized to obey and comply with any and all legal garnishments, attachments, levies, restraining notices, writs, orders, judgments or decrees issued by any court or other Government Authority affecting the P1 Account Collateral, the P1 Accounts and any money, documents or other property held by the P1 Accounts Bank pursuant to this Agreement. The P1 Accounts Bank shall not be liable to any of the parties to this Agreement or any of the other Senior Secured Parties or their successors, heirs or personal representatives by reason of the P1 Accounts Bank’s compliance with such legal garnishments, attachments, levies, restraining notices, writs, orders, judgments or decrees, notwithstanding such legal garnishment, attachment, levy, restraining notice, writ, order, judgment or decree is later reversed, modified, set aside, annulled or vacated.

Section 4.5    Resignation or Removal.

Subject to the appointment of and acceptance of such appointment by a successor P1 Accounts Bank as provided in this Section 4.5, the P1 Accounts Bank may resign at any time by giving thirty days’ written notice of such resignation to the P1 Collateral Agent and the Borrower, and the P1 Accounts Bank may be removed at any time with or without cause by the P1 Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement) by giving written notice of such removal to the P1 Accounts Bank and the Borrower. Upon any such notice of resignation or removal, a successor P1 Accounts Bank shall be appointed by the P1 Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement) (and, so long as no Event of Default has occurred and is continuing, with consent of the Borrower not to be unreasonably withheld or delayed). Upon the acceptance of any appointment as P1 Accounts Bank under this Agreement by a successor P1 Accounts Bank, such successor P1 Accounts Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning or removed P1 Accounts Bank, and the resigning or removed P1 Accounts Bank shall be discharged from all of the rights, powers, privileges, duties and obligations of the P1 Accounts Bank under this Agreement. If within thirty days after such notice of resignation or removal no successor P1 Accounts Bank shall have been appointed and accepted such appointment, then the resigning or removed P1 Accounts Bank may apply to a court of competent jurisdiction to appoint a successor P1 Accounts Bank which shall be a bank with an office in New York, New York (or a bank having an Affiliate with such an office) having a combined capital and surplus that is not less than $1,000,000,000 or an Affiliate of any such bank. Any such successor P1 Accounts Bank shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). After the termination of this Agreement, or the current P1 Accounts Bank’s resignation or removal hereunder as P1 Accounts Bank, the provisions of this Article IV shall continue in effect for its benefit in respect of any actions taken, suffered or omitted while it was acting as P1 Accounts Bank. Any entity into which the P1 Accounts Bank in its individual capacity shall be merged, converted or with which it shall be consolidated, or any entity to which all or substantially all the account bank business of the P1 Accounts Bank may be transferred shall be the P1 Accounts Bank under this Agreement, and any other P1 Financing Document, without the execution or filing of any paper or any further act on the part of the parties hereto; provided, that, if the new entity does not meet the foregoing requirements in respect of a successor P1 Accounts Bank, then the entity may be replaced in accordance with this Section 4.5. The P1 Accounts Bank shall promptly notify the P1 Collateral Agent and the Borrower of any such merger, conversion or consolidation.

Section 4.6    Exculpatory Provisions.

(a)    Recitals; Value of P1 Account Collateral; Etc. Neither the P1 Accounts Bank nor any of its Affiliates shall be responsible to the Borrower, the P1 Collateral Agent or any other Person for: (i) any recitals, statements, representations or warranties made by the Borrower, the P1 Collateral Agent or any other Person (other than the P1 Accounts Bank itself) contained in this Agreement or any other Senior Secured Credit Document, or in any instructions, payment directions, certificates or other documents referred to or provided for in this Agreement or any other Senior Secured Credit Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Senior Secured Credit Document, or any other document referred to or provided for in this Agreement or any other Senior Secured Credit Document, or the perfection, priority or validity of any of the Liens created under the Senior Security Documents, or (iii) any failure by the Borrower or the P1 Collateral Agent to perform its respective obligations under this Agreement or any other Senior Secured Credit Document.

(b)    Performance by the Borrower and the P1 Collateral Agent. The P1 Accounts Bank shall not be responsible for or have any duty to ascertain or inquire as to whether any instructions, notices or other documents delivered to the P1 Accounts Bank is in compliance with any other P1 Financing Document.

(c)    Initiation of Litigation, Etc. The P1 Accounts Bank shall not be: (i) required to initiate or conduct any litigation or collection proceeding under this Agreement or any other Senior Secured Credit Document or (ii) responsible for any action taken, suffered or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction).

(d)    Insurance and Taxes on P1 Accounts Bank P1 Account Collateral. The P1 Accounts Bank shall not be liable or responsible for insuring the P1 Account Collateral or for the payment of taxes, charges, assessments or liens upon the P1 Account Collateral or otherwise, other than as expressly provided for herein, as to the maintenance of the P1 Account Collateral.

(e)    Personal Liability of the P1 Accounts Bank. The P1 Accounts Bank shall not be liable for any action or inaction by the P1 Accounts Bank if such action or inaction was in accordance with this Agreement or any instruction or direction given to it in accordance with the terms or in furtherance of this Agreement (except for its own gross negligence or willful misconduct, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction).

(f)    Limitation of Liability. Notwithstanding anything to the contrary herein, the P1 Accounts Bank shall not be liable for any act done or step taken or omitted in connection with this Agreement, including for any error of judgment, except to the extent of its own gross negligence or willful misconduct as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction. The P1 Accounts Bank shall not be charged with knowledge of the terms of any other Transaction Document to which it is not a party, including but not limited to the Senior Secured Debt Instruments or any Senior Secured Hedge Agreements. The P1 Accounts Bank shall have no duty or liability with respect to the filing of continuation statements, termination statements or financing statements of any kind, or for perfecting or maintaining the perfection of any security interest with respect to the P1 Accounts or the P1 Account Collateral or any funds credited to the P1 Accounts.

(g)    Reliance by P1 Accounts Bank. The P1 Accounts Bank shall be fully protected in acting or refraining from acting upon any payment direction, written notice, certificate, instruction, request, legal opinion or other paper or document (whether in its original or facsimile form), as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which the P1 Accounts Bank in good faith believes to be genuine. In the event of any dispute as to the construction or interpretation of any provision of this Agreement, the P1 Accounts Bank shall be entitled to consult with and obtain advice from one legal counsel of its own selection in its sole discretion in each applicable jurisdiction. The P1 Accounts Bank shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the P1 Accounts Bank in accordance with the advice of such counsel and shall be fully protected in acting in good faith in accordance with the written opinion and advice of such counsel. The P1 Accounts Bank shall have no duty or responsibility to independently determine if any payment or funds transfer is required to be made pursuant to this Agreement and it shall have no duty or responsibility to make any payment, funds transfer or take any action hereunder unless it is first instructed, in writing, by the proper party to make such payment, transfer or take such action in the manner specified in this Agreement.

Section 4.7    Fees; Expenses.

The P1 Accounts Bank shall be compensated from time to time for its services under this Agreement as provided in the P1 Accounts Bank Fee Letter. The Borrower agrees to pay or reimburse all reasonably incurred and documented out-of-pocket expenses of the P1 Accounts Bank and the P1 Collateral Agent and any of their respective Affiliates (including reasonable and documented fees and expenses of one counsel in each applicable jurisdiction) (i) for the preparation, delivery, execution, administration or enforcement of any of the provisions of this Agreement, (ii) in connection with any amendment, waiver or consent in respect of this Agreement (whether or not the transactions hereby or thereby contemplated shall be consummated), or (iii) for the purchase or sale by the P1 Accounts Bank of Permitted Investments as contemplated by Section 3.14.

Section 4.8    Indemnification.

(a)    The Borrower shall indemnify, defend, hold harmless, and pay the P1 Accounts Bank and its Affiliates and the partners, directors, officers, employees, agents and advisors of such Persons and of such Persons’ Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the fees, charges and disbursements of one counsel in each applicable jurisdiction for the Indemnitees collectively and, in the case of a conflict of interests (as determined in the reasonable judgment of the Indemnitee, acting on advice of counsel), one additional counsel in each applicable jurisdiction) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of the execution or delivery of this Agreement, the performance by the P1 Accounts Bank of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if the Borrower has obtained a final and Non-Appealable judgment in its favor on such claim as determined by a court of competent jurisdiction (but this proviso shall not limit, negate or impair in any way the obligations of the Borrower to all other Indemnitees). This Section 4.8(a) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Section 4.8(b) below shall govern the indemnification of the P1 Accounts Bank for any tax claims.

(b)    The Borrower shall pay or reimburse the P1 Accounts Bank and the other Indemnitees upon request for any transfer taxes or other taxes relating to the P1 Accounts actually incurred in connection herewith (other than taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, relating to an Indemnitee’s income in connection with this Agreement), and shall indemnify, defend and hold harmless such Indemnitee in respect of any amounts that such Indemnitee has paid in the way of such taxes.

(c)    To the extent that the Borrower for any reason fails to pay in full any amount required under Sections 4.7 or 4.8(a) or (b) or any analogous costs and expenses or indemnification provisions of any Senior Secured Credit Document to be paid by it to the P1 Accounts Bank or other applicable Indemnitee, each Senior Secured Debt Holder severally agrees to pay to the P1 Accounts Bank or such other applicable Indemnitee, as the case may be, the ratable share of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the aggregate of the Senior Secured Debt Commitments of such Senior Secured Debt Holder to the amount of all Senior Secured Debt Commitments to all Senior Secured Debt Holders; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the P1 Accounts Bank or such other applicable Indemnitee, in its capacity as such. The obligations of the Senior Secured Debt Holders to make payments pursuant to this Section 4.8(c) are several and not joint and shall survive the payment in full of the Senior Secured Obligations and the termination of this Agreement. The failure of any Senior Secured Debt Holder to make payments on any date required hereunder shall not relieve any other Senior Secured Debt Holder of its corresponding obligation to do so on such date, and no Senior Secured Debt Holder shall be responsible for the failure of any other Senior Secured Debt Holder to do so.

(d)     Any amounts payable by the Borrower pursuant to Section 4.8(a) and Section 4.8(b) shall be paid no later than thirty days after demand therefor. The provisions of this Section 4.8 shall survive the Discharge Date or termination of this Agreement and shall be in addition to any other rights and remedies of the P1 Accounts Bank.

Section 4.9    Waiver of Consequential Damages.

Except with respect to any indemnification obligations of the Borrower under Section 4.8(a) and Section 4.8(b), any indemnification obligations of Senior Secured Debt Holders under Section 4.8(c), or any other indemnification provisions of the Borrower under any other Senior Secured Credit Document, to the fullest extent permitted by applicable Government Rules, no party hereto shall assert, and each party waives, any claim against any other party or their respective Related Parties, and no party hereto shall be liable on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Senior Secured Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any advance or the use of the proceeds thereof. No party or its Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by or to it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Senior Secured Credit Documents or the transactions contemplated hereby or thereby.

ARTICLE V
MISCELLANEOUS

Section 5.1    Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the other Senior Secured Parties and their respective successors and permitted assigns, including any successor P1 Collateral Agent appointed in accordance with the Collateral and Intercreditor Agreement. The Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the P1 Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement), and any attempted assignment or transfer by the Borrower without such consent will be null and void. In connection with any permitted transfer, appointment of a successor or assignment of a Party to this Agreement, the P1 Accounts Bank shall be entitled to require that the applicable transferee, successor or assignee satisfy all “know-your-customer” or other similar requirements of the P1 Accounts Bank consistently applied.

Section 5.2    Notices and Communications.

(a)    Notices and Other Communications. All notices and other communications provided under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted at the addressee’s address or facsimile number set forth on Schedule 1 or, in each case, at such other address or facsimile number as may be designated by any such party in a notice to the other parties (and in the event that any party elects to designate another address or facsimile number, such party shall promptly send such notice to the other parties). Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when confirmation of transmission thereof is received by the transmitter.

(b)    Electronic Communications. The Borrower may provide all information, documents and other materials that it is obligated to furnish hereunder by transmitting such information, documents and other materials in an electronic/soft medium that is properly identified in a format acceptable to the recipient to an electronic mail address set forth on Schedule 1. Any such communication, if transmitted by electronic mail, shall be deemed given when confirmation of transmission thereof is received by the transmitter.

Section 5.3    Amendments.

(a)    No amendment, termination or waiver of any provision of this Agreement and no consent to any departure by the Borrower from the terms hereof shall be effective unless in writing signed by the P1 Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement), the P1 Accounts Bank (in the case of any amendment) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no waiver or consent shall, unless in writing and signed by the P1 Accounts Bank, affect the rights or duties of, or any fees or other amounts payable to, the P1 Accounts Bank under this Agreement.

(b)    Without limiting the above or Section 1.1, no amendment or other modification of any other P1 Financing Agreement that would have the effect of increasing or otherwise altering the duties or liabilities of the P1 Accounts Bank, or of decreasing or otherwise altering the rights or protections of the P1 Accounts Bank, shall be binding on the P1 Accounts Bank unless expressly agreed to in writing by the P1 Accounts Bank.

Section 5.4    Governing Law.

This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York, United States of America.

Section 5.5    Jurisdiction; Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF. BY EXECUTING AND DELIVERING THIS AGREEMENT OR BY ACCEPTING THE BENEFIT OF THIS AGREEMENT, EACH PARTY HERETO FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY: (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 5.2; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (E) AGREES THAT EACH OF THE P1 COLLATERAL AGENT AND THE P1 ACCOUNTS BANK RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; (F) AGREES THAT THE PROVISIONS OF THIS SECTION 5.5 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE; AND (G) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY GOVERNMENT RULES. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SENIOR SECURED CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER, THE P1 ACCOUNTS BANK OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION IF GOVERNMENT RULES DO NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 5.5 TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.

Section 5.6    Waiver of Jury Trial.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULES, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN RESPECT OF ANY CONTROVERSY, LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BASED ON OR ARISING OUT OF, UNDER, OR IN CONNECTION (DIRECTLY OR INDIRECTLY) WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS BY SUCH PERSON. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

Section 5.7    English Language.

This Agreement is made in the English language. Any translation of this Agreement shall have no legal effect or validity.

Section 5.8    Captions.

The cover page, table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 5.9    Reinstatement.

This Agreement and the obligations of the Borrower hereunder shall continue to be effective or be automatically reinstated, as the case may be, if (and to the extent that) at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is rescinded or reduced in amount, or must otherwise be restored or returned by any Senior Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the P1 Collateral Agent and the P1 Accounts Bank on demand all of its reasonable and documented costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such party in connection with such rescission or restoration. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated on the same terms and conditions applicable thereto prior to the payment of the rescinded, reduced, restored or returned amount, and shall be deemed reduced only by such amount paid and not so rescinded, educed, restored or returned. If following closing of the P1 Accounts by the P1 Accounts Bank pursuant to Section 2.18, the P1 Accounts Bank is required to re-open such accounts or to establish new accounts in replacement thereof, such re-opening or establishment shall be in accordance with and subject to the then current P1 Accounts Bank’s policies and procedures.

Section 5.10    Entire Agreement.

This Agreement (including the Exhibits and Schedules hereto), together with the P1 Accounts Bank Fee Letter, constitutes the entire agreement and understanding among the parties to this Agreement with respect to the matters covered hereby and supersedes all prior agreements and understandings, written or oral, with respect to such matters.

Section 5.11    Severability.

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable Government Rule, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.12    Counterparts.

This Agreement may be executed in any number of counterparts and any party to this Agreement may execute this Agreement by signing any such counterpart, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (including in PDF format) shall be effective as delivery of a manually executed counterpart thereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.13    No Waiver; Cumulative Remedies.

No failure by the P1 Accounts Bank, the P1 Collateral Agent or any other Senior Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Senior Secured Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Senior Secured Credit Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.14    Patriot Act Notice.

Each of the P1 Accounts Bank and the P1 Collateral Agent hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such the P1 Accounts Bank or the P1 Collateral Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 5.15    Survival.

Notwithstanding anything in this Agreement to the contrary, the provisions of Article IV, Sections 5.2, 5.4, 5.5, 5.6, 5.9, and 5.16 and this Section 5.15 shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof. Such representations shall have considered to have been relied upon by the Senior Secured Parties regardless of any investigation any Senior Secured Party regardless of any investigation made by such Person or on their behalf and shall continue in full force and effect as of the date made or any date referred to herein until the Discharge Date.

Section 5.16    No Recourse.

The obligations of the Borrower under this Agreement and each other Transaction Document to which it is a party, and any certificate, notice, instrument or document delivered pursuant hereto or thereto, are obligations solely of the Borrower and do not constitute a debt or obligation of (and no recourse shall be made with respect to) the Non-Recourse Parties, except as hereinafter set forth in this Section 5.16 or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement or any other Senior Secured Credit Documents to which the Borrower is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any Senior Secured Party against any Non-Recourse Party, except as hereinafter expressly set forth in this Section 5.16 or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 5.16 shall in any manner or way (a) restrict the remedies available to the P1 Accounts Bank, the P1 Collateral Agent, or any other Senior Secured Party to realize upon the Collateral or under any Transaction Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from any Senior Secured Credit Document or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any Transaction Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Section 5.16 shall survive the Discharge Date.

Section 5.17    Waiver of Immunity.

To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the other Senior Secured Credit Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 5.17 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

Section 5.18    Force Majeure.

The P1 Accounts Bank shall not be liable to any other Party for any failure to perform its obligations under this Agreement if it is prevented from so performing by an act of God or any other force majeure event (including, to the extent it constitutes a force majeure event, fire, war, terrorism, floods, strikes, public health emergencies, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Accounts Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

RIO GRANDE LNG, LLC, as Borrower

By: /s/ Brent Wahl
Name: Brent Wahl
Title: Chief Financial Officer

MIZUHO BANK (USA), as P1 Collateral Agent

By: /s/ Dominick D’Ascoli
Name: Dominick D’Ascoli
Title: Director

JPMORGAN CHASE BANK, N.A., as P1 Accounts Bank

By: /s/ Greg Campbell
Name: Greg Campbell
Title: Executive Director

EXHIBIT A

FORM OF PRE-COMPLETION DISTRIBUTION CERTIFICATE

[Attached]

EXHIBIT B

FORM OF DISTRIBUTION CERTIFICATE

[Attached]

EXHIBIT C

FORM OF NOTICE OF PROJECT COSTS

[Attached]

EXHIBIT D

FORM OF PROCEEDS CERTIFICATE

[Attached]

EXHIBIT E

FORM OF INSURANCE PROCEEDS CERTIFICATE

[Attached]

EXHIBIT F

FORM OF WITHDRAWAL CERTIFICATE

[Attached]

EXHIBIT G

WIRE INFORMATION

[Reserved]

EXHIBIT H

FORM OF DSR GUARANTY

[Attached]